                                                              EXHIBIT (17)(n)
Prospectus dated April 3, 1995
--------------------------------------------------------------------------------
                          THE BFM INSTITUTIONAL TRUST
--------------------------------------------------------------------------------

    The BFM Institutional Trust Inc. (Trust) is a no-load, open-end management investment company currently consisting of sixteen investment portfolios, each with its own investment objective and policies. The eight diversified investment portfolios (Portfolios) described in this Prospectus are separate series of the Trust. The Trust is primarily designed to provide pension and profit sharing plans, employee benefit trusts, financial institutions, corporations, and high net worth individuals with access to the professional investment management services offered by BlackRock Financial Management Inc. (formerly, BlackRock Financial Management L.P.) which serves as investment adviser (the "Adviser") to the Trust.

    The following portfolios are described in this Prospectus:

                     The Short Duration Portfolio
                     The Intermediate Duration Portfolio
                     The Core Fixed Income Portfolio
                     The Mortgage Portfolio
                     The Government Portfolio
                     The Long Duration Portfolio
                     The Global Fixed Income Portfolio
                     The Money Market Portfolio

    Information about the investment objective of each Portfolio, along with a detailed description of the types of securities in which each Portfolio may invest, and of investment policies and restrictions applicable to each Portfolio, are set forth in this Prospectus. There can be no assurance that the investment objective of any Portfolio will be achieved. Because the market value of the Portfolios' investments will change, the net asset value per share of each Portfolio also will vary. The Trust's address is 345 Park Avenue, New York, New York 10154, and its telephone number is (212) 754-5560.

    INVESTMENTS IN THE PORTFOLIOS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY A BANK, AND THE SHARES OF EACH PORTFOLIO ARE NEITHER INSURED NOR GUARANTEED BY THE U.S. GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY. THERE CAN BE NO ASSURANCE THAT THE MONEY MARKET PORTFOLIO WILL BE ABLE TO MAINTAIN A STABLE NET ASSET VALUE OF $1.00 PER SHARE.

                             ----------------------


    This Prospectus sets forth concisely the information about the Trust that a prospective investor should know before investing. Additional information about the Trust has been filed with the Securities and Exchange Commission in a Statement of Additional Information, dated April 3, 1995, which information is incorporated herein by reference and available without charge upon request to the Trust, at the address or telephone number above.


                             ----------------------


    Investors are advised to read this Prospectus and retain it for future reference.


                             ----------------------


    No dealer, sales representative or any other person has been authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offer contained herein, and, if given or made, such other information or representations must not be relied upon as having been authorized by the Trust or the Distributor. This Prospectus does not constitute an offer by the Trust or by the Distributor to sell or a solicitation of any offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

                             ----------------------


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
       SECURITIES  AND  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
              PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                             ----------------------

                               TABLE OF CONTENTS

Prospectus Summary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
Trust Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
Financial Highlights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
Description of the Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
    Management of the Trust   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
    Investment Objectives and Policies    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
    Description of Securities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
    Other Investment Strategies   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
Management of the Trust   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    23
    Investment Adviser    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    23
    Distributor   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25
    Expenses    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25
Net Asset Value   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
Purchase and Redemption of Shares   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
    How to Purchase Shares    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
    How to Redeem Shares    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27
    Exchange Privilege    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27
    Reports to Stockholders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    28
    Stockholder Inquiries   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    28
Taxes, Dividends and Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    28
General Information   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    29
    Performance Information   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    29
    Description of Shares   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    29
    Administrator, Custodian and Transfer and Dividend Disbursing Agent   . . . . . . . . . . . . . .    30
    Validity of the Shares    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30
    Experts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30
    Additional Information    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30
Portfolio Benchmarks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      Appendix A
Corporate Bond, Mortgage-Backed Security and Commercial Paper Ratings   . . . . . . . . . .      Appendix B
General Characteristics and Risks of Hedging Transactions   . . . . . . . . . . . . . . . .      Appendix C

                               PROSPECTUS SUMMARY

    The BFM Institutional Trust Inc. (Trust) is a no-load, open-end management investment company. The eight diversified investment portfolios (Portfolios) described in this Prospectus are designed primarily for institutional investors. The Trust also has eight other portfolios whose investment objective, policies and other characteristics are described in a separate prospectus. BlackRock Financial Management Inc. is the investment adviser (the "Adviser") to the Trust.

INVESTMENT OBJECTIVES

    Each of the following five Portfolios of the Trust seeks to realize a total rate of return that exceeds the total return of a specified benchmark as indicated in the table below.

                                                                      MINIMUM CREDIT
                                                                         QUALITY
        PORTFOLIO                    BENCHMARK(1)                     (S&P/MOODY'S)
        ---------                    ------------                     -------------
    Short Duration                Merrill Lynch 1-3 Year            AAA/Aaa (2)
                                  Treasury Index
    Intermediate Duration         Merrill Lynch 3-5 Year            BBB-/Baa3 (2)
                                  Treasury Index
    Core Fixed Income             Lehman Brothers                   BBB-/Baa3 (2)
                                  Aggregate Index
    Mortgage                      Salomon Brothers                  AA/Aa (2)
                                  Mortgage Index
    Government                    Lehman Brothers                   U.S. Government or its Agencies
                                  Government Bond Index             or Instrumentalities
------------

(1) See "Portfolio Benchmarks" in Appendix A to this Prospectus.

(2) Or comparable quality as determined by the Adviser at the time of investment. See "Corporate Bond, Mortgage-Backed Security and Commercial Paper Ratings" in Appendix B to this Prospectus.

    THE LONG DURATION PORTFOLIO and THE GLOBAL FIXED INCOME PORTFOLIO will each seek to realize maximum total rate of return consistent with their respective investment policies and strategies. The assets of these two Portfolios will be rated at least BBB-by Standard & Poor's Corporation (S&P) or Baa3 by Moody's Investors Service (Moody's) or will be determined by the Adviser to be of comparable quality at the time of investment. The five Portfolios named in the table above, together with The Long Duration Portfolio and The Global Fixed Income Portfolio, are referred to herein as the Fixed Income Portfolios.

    THE MONEY MARKET PORTFOLIO seeks to realize maximum current income, consistent with preservation of capital and liquidity. The assets of this Portfolio will be rated at least A-1 or AAA by S&P and Prime-1 or Aaa by Moody's or will be determined by the Adviser to be of comparable quality at the time of investment. The Money Market Portfolio seeks to maintain, but does not guarantee, a constant net asset value of $1.00 per share. There can be no assurance that the investment objective of any Portfolio will be achieved.

INVESTMENT POLICIES AND STRATEGIES

    The Adviser seeks to maximize the total return of the Fixed Income Portfolios by basing its investment philosophy on four principles. First, the Portfolios will invest only in investment grade or better fixed income securities. Second, the Fixed Income Portfolios are constructed to have a duration set within a relatively narrow range. Third, the Adviser uses a relative value approach to sector and security selection, by aggressively underweighting or overweighting particular sectors or securities versus the appropriate benchmark. Fourth, the Adviser applies a rigorous quantitative approach to the valuation of individual securities.

    All the Fixed Income Portfolios (with the exception of The Mortgage Portfolio and The Government Portfolio) may invest in U.S. Government, Mortgage-Backed, Asset-Backed and Corporate Debt securities.

    The Global Fixed Income Portfolio may also invest in Foreign securities. The Mortgage Portfolio may only invest in Mortgage-Backed, Asset-Backed and U.S. Government securities. The Government Portfolio may only invest in U.S. Government securities. The Money Market Portfolio will invest in money market instruments and other short-term securities having maturities of one year or less.

    The Adviser uses the concept of "duration" to manage the Fixed Income Portfolios. Duration is a measure of the expected life of a fixed income security and is indicative of a security's price "volatility" or "risk" associated with changes in interest rates. Whereas "term to maturity" measures only the time until a debt security provides its final payment, duration also takes into account all of the expected payments prior to maturity and weights them by the present values of the cash to be received at each future point in time. There is no assurance that a Fixed Income Portfolio will achieve its targeted duration at all times. See "Description of the Trust-Investment Objectives and Policies-Duration". The Fixed Income Portfolios may enter into certain interest rate, futures, options, currency and related transactions for hedging and duration management purposes. See "Description of the Trust-Investment Objectives and Policies-Other Investment Strategies".

INVESTMENT SECURITIES

    U.S. Government Securities. U.S. Government securities are issued or guaranteed by the U.S. Government, its agencies and instrumentalities. Such securities include U.S. Treasury, GNMA, FNMA and FHLMC securities, including certain Mortgage-Backed securities. See "Description of the Trust-Description of Securities-U.S. Government Securities".

    Mortgage-Backed Securities. Mortgage-Backed securities directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans on real property, including pass-through securities, adjustable rate mortgage securities (ARMs), collateralized mortgage obligations (CMOs) and stripped securities. The yield and credit characteristics of Mortgage-Backed securities differ in a number of respects from traditional debt securities. See "Description of the Trust-Description of Securities-Mortgage-Backed Securities".

    Asset-Backed Securities. Asset-Backed securities have similar structural characteristics to Mortgage-Backed securities. However, the underlying assets are not mortgage loans or interests in mortgage loans but include assets such as motor vehicle installment sales or installment loan contracts, leases of various types of real and personal property, and receivables from revolving credit (credit card) agreements. See "Description of the Trust-Description of Securities-Asset-Backed Securities".

    Corporate Debt Securities. Other types of debt securities include those issued by corporations and other entities, including bonds, debentures, notes, certificates of deposit, bankers' acceptances, commercial paper and other instruments. See "Description of the Trust-Description of Securities-Corporate Debt Securities".

    Foreign Securities. The Global Fixed Income Portfolio will invest up to 100% of its assets in foreign debt securities, including Mortgage-Backed and Asset-Backed securities, issued or guaranteed by foreign governments or supranational entities, or any of their political subdivisions, agencies or instrumentalities, and by foreign companies and financial institutions. See "Description of the Trust-Description of Securities-Foreign Securities".

INVESTMENT ADVISER

    The Adviser is compensated monthly by the Portfolios for its services in an amount equal to the following percentages of each Portfolio's average daily net asset value on an annualized basis: .25% for The Money Market Portfolio, .30% for The Short Duration Portfolio and .35% for all other Portfolios. See "Management of the Trust-Investment Adviser".

    On February 28, 1995, the BlackRock Financial Management, L.P. sold its business to PNC Bank N.A. ("PNC"), the twelfth largest bank in the U.S. All members of the Adviser's senior management team have signed long-term employment contracts with PNC and will continue to be responsible for managing the day-to-day affairs of the Adviser, including carrying out its responsibilities with respect to the Trust and its various portfolios.

PURCHASE AND REDEMPTION OF SHARES

    Shares of each Portfolio are offered at the next determined net asset value with no sales charge. The minimum initial investment is $500,000, although the Fund may in its discretion accept subscriptions for a lesser amount.

    Shares of each Portfolio may be redeemed without cost at the net asset value per share of the Portfolio next determined after receipt of the redemption request. The redemption price may be more or less than the purchase price.

    Shares of any Portfolio may be exchanged for shares of any other Portfolio on the basis of relative net asset values. See "Purchase and Redemption of Shares".

DIVIDENDS AND DISTRIBUTIONS

    Dividends will be declared daily on shares held of record at 5:00 p.m., New York time. Each Portfolio intends to distribute all of its net investment income at least monthly, and any net realized capital gains at least annually. All dividends and distributions will be reinvested automatically at net asset value in additional shares of the same Portfolio, unless cash payment is requested. See "Taxes, Dividends and Distributions".

ADMINISTRATOR, CUSTODIAN AND TRANSFER AND DIVIDEND DISBURSING AGENT

    State Street Bank and Trust Company and its affiliates provide the Trust with administrative, accounting, custodial, transfer agency and dividend disbursing services.

INVESTMENT RISKS AND CONSIDERATIONS

    Investment risks and considerations relevant to the securities in which each Portfolio invests are described in the Prospectus under "Description of the Trust-Investment Objectives and Policies", "Description of Securities" and "Other Investment Strategies". The following are some of these risks. As with all fixed income securities, the market values of each Fixed Income Portfolio's assets, and as such the net asset value of each Fixed Income Portfolio's shares, will fluctuate with changes in prevailing interest rates. While principal and interest payments on some securities may be guaranteed by the U.S. Government, government agencies or other guarantors, the market value of the securities is not guaranteed. Events such as prepayments on underlying mortgage loans may adversely affect the return from Mortgage-Backed securities. All Portfolios may invest in repurchase agreements, which entail a risk of loss should the seller default on its obligation to repurchase the security which is the subject of the transaction. The Fixed Income Portfolios may use futures, options, and options on futures for hedging or duration management purposes. Use of these instruments involves certain costs and risks, including the risk that a Fixed Income Portfolio could not close out an option or futures position when it would be most advantageous to do so, and the risk of an imperfect correlation between the value of the security being hedged and the value of the particular derivative instrument. The Global Fixed Income Portfolio may invest in securities of foreign issuers, which are subject to additional risks, including foreign currency risks, not applicable to securities of U.S. issuers. The income from foreign securities may also be subject to foreign taxes.

    High portfolio turnover may involve correspondingly greater brokerage commissions and other transaction costs which will be borne directly by the Portfolios. While the Portfolios have no fixed policy with respect to portfolio turnover, the Adviser expects that, under normal circumstances, each Fixed Income Portfolio's annual turnover rate will not exceed 150%.

    The Fixed Income Portfolios may borrow from banks and enter into reverse repurchase agreements or dollar rolls up to 33 1/3% of the value of their respective total assets. Portfolios that utilize this technique, called "leverage", may have a net asset value that will rise faster or decrease faster than would otherwise be the case.

                                 TRUST EXPENSES

STOCKHOLDER TRANSACTION EXPENSES

    Sales Load Imposed on Purchases   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  None
    Sales Load Imposed on Reinvested Dividends    . . . . . . . . . . . . . . . . . . . . . . . . .  None
    Deferred Sales Load   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  None
    Redemption Fee    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  None
    Exchange Fee    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  None

ANNUAL TRUST OPERATING EXPENSES
(as a percentage of average net assets)

                                                                                  Core Fixed
                                              Money Market    Short Duration        Income         All Other
                                                Portfolio        Portfolio         Portfolio      Portfolios
                                                ---------        ---------         ---------      ----------
    Advisory Fees   . . . . . . . . . .           0.25%            0.30%             0.30%           0.35%
    Other Expenses.   . . . . . . . . .           0.25             0.27              0.25            0.25
                                                  ----             ----              ----            ----
    Total Expenses    . . . . . . . . .           0.50%            0.57%             0.55%           0.60%
                                                  ====             ====              ====            ====

    The Adviser has voluntarily undertaken to waive a portion of its advisory fee to the extent necessary so that the total expenses of The Short Duration Portfolio and The Core Fixed Income Portfolio will not exceed 0.57% and 0.55%, respectively, of average net assets. This fee waiver may be terminated at any time.

Example

    A stockholder would pay the following expenses on a $1,000 investment, assuming (1) 5% annual return and (2) redemption at the end of each time period:

                                                                    1 Year    3 Years    5 Years    10 Years
                                                                    ------    -------    -------    --------
    The Money Market Portfolio    . . . . . . . . . . . .             $5        $16        $28        $63
    The Short Duration Portfolio    . . . . . . . . . . .             $6        $18        $32        $72
    The Core Fixed Income Portfolio   . . . . . . . . . .             $6        $18        $31        $69
    All Other Portfolios    . . . . . . . . . . . . . . .             $6        $19        $34        $76

    The above example is based on data for the Trust's fiscal year ended June 30, 1994. THE EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.

    The purpose of this table is to assist investors in understanding the various costs and expenses that an investor in the Trust will bear, whether directly or indirectly. For a more complete description of the various costs and expenses, see "Management of the Trust." "Other Expenses" includes an estimate of operating expenses of the Trust, such as Directors' and professional fees, registration fees, reports to stockholders and transfer agency and custodian fees. Investors who purchase or redeem shares through broker-dealers or other financial intermediaries may be subject to additional charges.

                          BFM INSTITUTIONAL TRUST INC.
                          THE SHORT DURATION PORTFOLIO

                              FINANCIAL HIGHLIGHTS
  SELECTED DATA FOR A SHARE OF COMMON STOCK OUTSTANDING THROUGHOUT THE PERIOD

    The table below provides operating performance for a share of common stock outstanding, total investment return, ratios to average net assets and other supplemental data for the periods ended June 30, 1994 and June 30, 1993, which has been audited by Deloitte & Touche LLP. The financial highlights for the six-month period ended December 31, 1994 have not been audited. This information has been determined based upon financial information provided in the financial statements which are included in the Statement of Additional Information. The Statement of Additional Information is available to shareholders on request.

                                                      SIX MONTHS ENDED          YEAR          JULY 17, 1992(a)
                                                     DECEMBER 31, 1994         ENDED               THROUGH
                                                        (UNAUDITED)        JUNE 30, 1994        JUNE 30, 1993
                                                        -----------        -------------        -------------
PER SHARE OPERATING PERFORMANCE:
Net asset value, beginning of period  . . . . . .      $    9.71             $   9.96             $  10.00
                                                       ---------             --------             --------
   Net investment income (net of $.005, $.011 and
     $.005 respectively, of interest expense) b)            0.26                 0.48                 0.51
   Net realized and unrealized loss on investments         (0.13)               (0.25)               (0.06)
                                                       ---------             --------             ---------
Net increase from investment operations   . . . .           0.13                 0.23                 0.45
                                                       ---------             --------             --------
Dividends from net investment income  . . . . . .          (0.27)               (0.48)               (0.49)
                                                       ---------             --------             --------
Net asset value, end of period  . . . . . . . . .      $    9.57             $   9.71             $   9.96
                                                       =========             ========             ========


TOTAL INVESTMENT RETURN (b) . . . . . . . . . . .          1.37%                2.33%                4.63%


RATIOS TO AVERAGE NET ASSETS:
Operating expenses  . . . . . . . . . . . . . . .          0.57%(c)             0.57%                0.56%(c)
Net investment income   . . . . . . . . . . . . .          5.37%(c)             4.70%                5.32%(c)


SUPPLEMENTAL DATA:
Average net assets (000)  . . . . . . . . . . . .        $26,253              $36,686              $67,540
Portfolio turnover  . . . . . . . . . . . . . . .           240%                 455%                 513%
Net assets, end of period (000)   . . . . . . . .        $15,372              $31,265              $51,611





(a)   Commencement of investment operations.

(b) Total investment return is calculated assuming a purchase of common stock at net asset value per share on the first day and a sale at net asset value per share on the last day of the period reported. Dividends are assumed, for purposes of this calculation, to be reinvested at the net asset value per share on the payment date.

(c)   Annualized.

                          BFM INSTITUTIONAL TRUST INC.
                        THE CORE FIXED INCOME PORTFOLIO

                              FINANCIAL HIGHLIGHTS
  SELECTED DATA FOR A SHARE OF COMMON STOCK OUTSTANDING THROUGHOUT THE PERIOD

    The table below provides operating performance for a share of common stock outstanding, total investment return, ratios to average net assets and other supplemental data for the periods ended June 30, 1994 and June 30, 1993, which has been audited by Deloitte & Touche LLP. The financial highlights for the six-month period ended December 31, 1994 have not been audited. This information has been determined based upon financial information provided in the financial statements which are included in the Statement of Additional Information. The Statement of Additional Information is available to shareholders on request.

                                                      SIX MONTHS ENDED          YEAR         DECEMBER 9, 1992(a)
                                                     DECEMBER 31, 1994         ENDED               THROUGH
                                                        (UNAUDITED)        JUNE 30, 1994        JUNE 30, 1993
                                                        -----------        -------------        -------------
PER SHARE OPERATING PERFORMANCE:
Net asset value, beginning of period  . . . . . .      $ 9.36               $10.37                 $10.00
                                                       ------               ------                 ------
   Net investment income (net of $.001, $.003 and
     $.001 respectively, of interest expense)   .        0.30                 0.55                   0.32
   Net realized and unrealized gains (losses) on
     investments    . . . . . . . . . . . . . . .       (0.18)               (0.60)                  0.37
                                                       ------               ------                 ------
Net increase from investment operations   . . . .        0.12                (0.05)                  0.69
                                                       ------               ------                 ------
Dividends from net investment income  . . . . . .       (0.30)               (0.55)                 (0.32)
Distributions from net realized capital gains   .        --                  (0.41)                   --
                                                       ------               ------                 ------
   Total dividends and distributions    . . . . .       (0.30)               (0.96)                 (0.32)
                                                       ------               ------                 ------

Net asset value, end of period  . . . . . . . . .      $ 9.18                $9.36                 $10.37
                                                       ======               ======                 ======


TOTAL INVESTMENT RETURN (b) . . . . . . . . . . .       1.29%               (0.69)%                 6.88%


RATIOS TO AVERAGE NET ASSETS:
Operating expenses  . . . . . . . . . . . . . . .       0.55%(c)             0.55%                  0.55%(c)
Net investment income   . . . . . . . . . . . . .       6.34%(c)             5.61%                  5.57%(c)


SUPPLEMENTAL DATA:
Average net assets (000)  . . . . . . . . . . . .     $12,827               $9,702                 $6,622
Portfolio turnover  . . . . . . . . . . . . . . .        359%                 722%                   354%
Net assets, end of period (000)   . . . . . . . .     $13,786              $12,507                 $7,803





(a)   Commencement of investment operations.

(b) Total investment return is calculated assuming a purchase of common stock at net asset value per share on the first day and a sale at net asset value per share on the last day of the period reported. Dividends are assumed, for purposes of this calculation, to be reinvested at the net asset value per share on the payment date.

(c)   Annualized.

                            DESCRIPTION OF THE TRUST

MANAGEMENT OF THE TRUST

    BlackRock Financial Management Inc. (formerly, BlackRock Financial Management L.P.), a registered investment adviser, will act as the Trust's investment adviser (the "Adviser"). On February 28, 1995, BlackRock Financial Management L.P. sold its business to PNC Bank, N.A., the twelfth largest bank in the U.S. At the time of the sale, the Adviser changed from a limited partnership to a corporation and accordingly, changed the name from BlackRock Financial Management L.P. to BlackRock Financial Management Inc. All members of the Adviser's senior management team have signed long-term employment contracts with PNC and will continue to be responsible for managing the day-to-day affairs of the Adviser, including carrying out its responsibilities with respect to the Trust and its various portfolios. The Adviser currently serves as the investment adviser to institutional and fixed income investors in the United States and overseas through a number of funds and separately managed accounts with combined total assets in excess of $25 billion. See "Management of the Trust" below.

INVESTMENT OBJECTIVES AND POLICIES

    The following describes briefly the investment objective and policies of each Portfolio. Certain instruments and techniques discussed in this section are described in greater detail later in this Prospectus and in the Statement of Additional Information.

THE FIXED INCOME PORTFOLIOS

    The Portfolios other than The Money Market Portfolio (Fixed Income Portfolios) seek to maximize total return, consistent with preservation of capital and prudent investment management. Each Portfolio differs from the others primarily in the length of the Portfolio's duration or the proportion of its investments in certain types of fixed income securities. Duration is one of the fundamental tools used by the Adviser in the selection of securities for the Fixed Income Portfolios. Duration is a measure of the expected life of a fixed income security on a present value basis and is indicative of a security's price "volatility" or "risk" associated with changes in interest rates. The concept of duration was developed to incorporate a bond's yield, coupons, final maturity and call features into one measure. There is no assurance that a Fixed Income Portfolio will achieve its targeted duration at all times. A more detailed discussion of duration is provided under "Duration" below.

    The total return which each Fixed Income Portfolio seeks to maximize will consist of interest from underlying securities and capital appreciation from the purchase and sale of securities, from use of futures and options and, in the case of The Global Fixed Income Portfolio, from changes in foreign currency exchange rates. The change in market value of fixed income securities (and therefore their capital appreciation) is largely a function of changes in the current level of interest rates. When interest rates are falling, a Portfolio with a shorter duration generally will not generate as high a level of total return as a Portfolio with a longer duration. Conversely, when interest rates are rising, a Portfolio with a shorter duration will generally outperform longer duration portfolios. When interest rates are stable, shorter duration portfolios generally will not generate as high a level of total return as longer duration portfolios (assuming that long-term interest rates are higher than short-term rates, which is commonly the case). The market value of securities denominated in currencies other than the U.S. dollar also may be affected by movements in foreign currency exchange rates.

    The individual Fixed Income Portfolios are structured as follows:

         THE SHORT DURATION PORTFOLIO seeks to realize a total rate of return that exceeds the total return of the Merrill Lynch 1-3 Year Treasury Index. The duration of the Merrill Lynch 1-3 Year Treasury Index as of December 31, 1994 was 1.66 years. The Portfolio will invest all of its assets in a broad range of fixed income securities, including U.S. Government, Mortgage-Backed, Asset-Backed and, to a lesser extent, Corporate Debt securities. The duration of the Portfolio will be targeted to be in the range of 1.0 to 3.0 years. Under normal circumstances, the dollar-weighted average maturity of the Portfolio's securities will be longer than 3 years, sometimes significantly. The Portfolio's assets (i) will be issued or guaranteed by the U.S. Government or its agencies or instrumentalities,
    (ii) will be rated at least AAA by S&P or Aaa by Moody's or (iii) will have been determined by the Adviser to be of comparable quality at the time of investment.

         THE INTERMEDIATE DURATION PORTFOLIO seeks to realize a total rate of return that exceeds the total return of the Merrill Lynch 3-5 Year Treasury Index. The duration of the Merrill Lynch 3-5 Year Treasury Index as of December 31, 1994 was 3.34 years. The Portfolio will invest all of its assets in a broad range of investment grade fixed income securities, including U.S. Government, Mortgage-Backed, Asset-Backed and, to a lesser extent, Corporate Debt securities. The duration of the Portfolio will be targeted to be in the range of 2.5 to 5.0 years. Under normal circumstances, the dollar-weighted average maturity of the Portfolio's securities will be longer than 5 years, sometimes significantly. The Portfolio's assets (i) will be issued or guaranteed by the U.S. Government or its agencies or instrumentalities, (ii) will be rated BBB- or better by S&P or Baa3 or better by Moody's or (iii) will have been determined by the Adviser to be of comparable quality at the time of investment.

         THE CORE FIXED INCOME PORTFOLIO seeks to realize a total rate of return that exceeds the total return of the Lehman Brothers Aggregate Index. The duration of the Lehman Brothers Aggregate Index as of December 31, 1994 was 4.67 years. The Portfolio will invest all of its assets in a broad range of investment grade fixed income securities, including U.S. Government, Mortgage-Backed, Asset-Backed and Corporate Debt securities. The duration of the Portfolio will be targeted to be in the range of plus or minus 20% around the current duration of the Lehman Brothers Aggregate Index. The Portfolio's assets (i) will be issued or guaranteed by the U.S. Government or its agencies or instrumentalities, (ii) will be rated BBB- or better by S&P or Baa3 or better by Moody's or (iii) will have been determined by the Adviser to be of comparable quality at the time of investment.

         THE MORTGAGE PORTFOLIO seeks to realize a total rate of return that exceeds the total return of the Salomon Brothers Mortgage Index. The duration of the Salomon Brothers Mortgage Index as of December 31, 1994 was
    5.03 years. Under normal market conditions, the Portfolio will invest at least 65% of its assets in a broad range of Mortgage-Backed securities, with the remainder of its assets in Asset-Backed and U.S. Government securities. The duration of the Portfolio will be targeted to be in the range of plus or minus 20% around the current duration of the Salomon Brothers Mortgage Index. The Portfolio's assets (i) will be issued or guaranteed by the U.S. Government or its agencies or instrumentalities,
    (ii) will be rated AA or better by S&P or Aa or better by Moody's or (iii) will have been determined by the Adviser to be of comparable quality at the time of investment.

         THE GOVERNMENT PORTFOLIO seeks to realize a total rate of return that exceeds the total return of the Lehman Brothers Government Bond Index. The duration of the Lehman Brothers Government Bond Index as of December 31, 1994 was 4.60 years. Under normal market conditions, the Portfolio will invest all of its assets in securities issued or guaranteed by the U.S. Government or its agencies and instrumentalities. The duration of the Portfolio will be targeted to be in the range of plus or minus 20% around the current duration of the Lehman Brothers Government Bond Index.

         THE LONG DURATION PORTFOLIO seeks to realize a maximum total rate of return consistent with investing all of its assets in a broad range of investment grade fixed income securities, including U.S. Government, Mortgage-Backed, Asset-Backed and Corporate Debt securities. The duration of the Portfolio will be targeted to be in the range of 8 to 12 years. Under normal circumstances, the dollar-weighted average maturity of the Portfolio's securities will be longer than 10 years. The Portfolio's assets
    (i) will be issued or guaranteed by the U.S. Government or its agencies or instrumentalities, (ii) will be rated BBB- or better by S&P or Baa3 or better by Moody's or (iii) will have been determined by the Adviser to be of comparable quality at the time of investment.

         THE GLOBAL FIXED INCOME PORTFOLIO seeks to realize a maximum total rate of return consistent with investing all of its assets in a broad range of both U.S. and non-U.S. investment grade fixed income securities

    (both dollar and non-dollar denominated), including U.S. Government, Mortgage-Backed, Asset-Backed, Corporate Debt and Foreign securities. The duration of the Portfolio will be targeted to be in the range of 3 to 7 years. The Portfolio's assets (i) will be issued or guaranteed by the U.S. Government or its agencies or instrumentalities, (ii) will be rated BBB- or better by S&P or Baa3 or better by Moody's or (iii) will have been determined by the Adviser to be of comparable quality at the time of investment. Under normal market conditions, the Portfolio will be invested in at least three different countries.

    For a description of the indices mentioned above, see "Portfolio Benchmarks" in Appendix A to this Prospectus. For purposes of enhancing liquidity and/or preserving capital, on a temporary basis, each Fixed Income Portfolio may invest without limit in money market instruments, including instruments described under "The Money Market Portfolio" below.

THE MONEY MARKET PORTFOLIO

    The Money Market Portfolio seeks to realize maximum current income, consistent with preservation of capital and liquidity, by investing in money market instruments and other short-term securities having maturities of one year or less. The Portfolio will also maintain a dollar-weighted average portfolio of 90 days or less. The Money Market Portfolio seeks to maintain, but does not guarantee, a constant net asset value of $1.00 per share.

    The Money Market Portfolio will invest in obligations issued by the U.S. Government, its agencies or instrumentalities; high quality commercial paper and corporate obligations; certificates of deposit, fixed time deposits and bankers' acceptances of banks that are members of the Federal Deposit Insurance Corporation and have assets greater than $1 billion; variable and floating rate debt securities; and repurchase agreements. The investments of The Money Market Portfolio will be limited to U.S. dollar denominated instruments that are (i) issued or guaranteed by the U.S. Government or its agencies or instrumentalities, (ii) rated at least A-1 or AAA by S&P and Prime-1 or Aaa by Moody's or (iii) determined by the Adviser to be of comparable quality at the time of investment. See "Corporate Bond and Commercial Paper Ratings" in Appendix B to this Prospectus.

DURATION

    Duration is a measure of the expected life of a fixed income security that was developed as a more precise alternative to the concept of "term to maturity". Duration incorporates a bond's yield, coupon interest payments, final maturity and call or prepayment features into one measure. Duration is one of the fundamental tools used by the Adviser in security selection for the Fixed Income Portfolios.

    Most debt obligations provide interest ("coupon") payments in addition to a final ("par") payment at maturity. Some obligations also have call or prepayment provisions. Depending on the relative magnitude of these payments, the market values of debt obligations may respond differently to changes in the level and structure of interest rates.

    Traditionally, a debt security's "term to maturity" has been used as a proxy for the sensitivity of the security's price to changes in interest rates (which is the "interest rate risk" or "volatility" of the security). However, "term to maturity" measures only the time until a debt security provides its final payment, taking no account of the pattern of the security's payments prior to maturity. Duration is a measure of the expected life of a fixed income security on a present value basis. Duration takes the length of the time intervals between the present time and the time that the interest and principal payments are scheduled or, in the case of a bond subject to call or prepayment, expected to be received, and weights them by the present values of the cash to be received at each future point in time. For any fixed income security with interest payments occurring prior to the payment of principal, duration is always less than maturity. In general, all other things being the same, the lower the stated or coupon rate of interest of a fixed income security, the longer the duration of the security; conversely, the higher the stated or coupon rate of interest of a fixed income security, the shorter the duration of the security.

    Futures, options and options on futures have durations which, in general, are closely related to the duration of the securities which underlie them. Holding long futures or call option positions (backed by a segregated account of cash and cash equivalents) will lengthen the portfolio duration by approximately the same amount that holding an equivalent amount of the underlying securities would. Short futures or put option positions have durations roughly equal to the negative duration of the securities that underlie those positions, and have the effect of reducing portfolio duration by approximately the same amount that selling an equivalent amount of the underlying securities would.

    There are some situations where even the standard duration calculation does not properly reflect the interest rate exposure of a security. For example, floating and variable rate securities often have final maturities of ten or more years; however, their interest rate exposure corresponds to the frequency of the coupon reset. Another example where the interest rate exposure is not properly captured by duration is the case of mortgage pass-through securities. The stated final maturity of such securities is generally 30 years, but current prepayment rates are more critical in determining the securities' interest rate exposure. In these and other similar situations, the Adviser will use more sophisticated analytical techniques that incorporate the economic life of a security into the determination of its interest rate exposure.

    There is no assurance that a Fixed Income Portfolio will achieve its targeted duration at all times. This is because the computation of duration is based on a number of estimated rather than known factors, including expected prepayment rates.

DESCRIPTION OF SECURITIES

The following describes certain types of securities in which the Portfolios may invest.

   U.S. Government Securities

    U.S. Treasury Securities. The Portfolios will invest in U.S. Treasury securities, including bills, notes, bonds and other debt securities issued by the U.S. Treasury. These instruments are direct obligations of the U.S. Government and, as such, are backed by the "full faith and credit" of the United States. They differ primarily in their interest rates, the lengths of their maturities and the dates of their issuances.

    Each Fixed Income Portfolio may also invest in "zero coupon" securities, including U.S. Treasury bills, notes and bonds which have been stripped of their unmatured interest coupons or which are certificates representing interests in such stripped debt obligations. Such securities are purchased at a discount from their face amount, giving the purchaser the right to receive their full value at maturity. A zero coupon security pays no interest to its holder during its life. In addition to those issued by the U.S. Government, such zero coupon securities may be issued by private issuers representing an interest in securities issued by the U.S. Government. Such privately issued zero coupon securities are not considered U.S. Government securities and will be deemed illiquid for purposes of the 15% limitation on illiquid securities. See "Investment Objectives and Policies-U.S. Government Securities" in the Statement of Additional Information and "Illiquid Securities" below.

    Securities Issued or Guaranteed by U.S. Government Agencies and Instrumentalities. The Portfolios will invest in securities issued by agencies of the U.S. Government or instrumentalities of the U.S. Government, including, but not limited to, GNMA, FNMA and FHLMC securities. Obligations of GNMA, the Farmers Home Administration and the Export-Import Bank are backed by the "full faith and credit" of the United States. In the case of securities not backed by the "full faith and credit" of the United States, the Portfolios must look principally to the agency issuing or guaranteeing the obligation for ultimate repayment. Such securities include obligations issued by FNMA and FHLMC, each of which may borrow from the U.S. Treasury to meet its obligations, although the U.S. Treasury is under no obligation to lend to FNMA or FHLMC. GNMA, FNMA and FHLMC investments by the Fixed Income Portfolios may also include pass-through securities, CMOs and certain other Mortgage-Backed securities. See "Mortgage-Backed Securities" below.

   Mortgage-Backed Securities

    Mortgage-Backed securities directly or indirectly represent a participation in, or are secured by and payable from, mortgage loans secured by real property. The term Mortgage-Backed securities, as used herein, includes adjustable rate mortgage securities and derivative mortgage products such as collateralized mortgage obligations, stripped Mortgage-Backed securities and other products described below.

    There are currently three basic types of Mortgage-Backed securities: (i) those issued or guaranteed by the U.S. Government or one of its agencies or instrumentalities, such as GNMA, FNMA and FHLMC; (ii) those issued by private issuers that represent an interest in or are collateralized by Mortgage-Backed securities issued or guaranteed by the U.S. Government or one of its agencies or instrumentalities; and (iii) those issued by private issuers that represent an interest in or are collateralized by whole mortgage loans or Mortgage-Backed securities without a government guarantee but usually having some form of private credit enhancement.

    Mortgage-Related Securities Issued by U.S. Government Agencies and Instrumentalities. The Fixed Income Portfolios will invest in Mortgage-Backed securities, including those representing an undivided ownership interest in a pool of mortgages, e.g., GNMA, FNMA and FHLMC certificates. The U.S. Government or the issuing agency guarantees the payment of interest and principal on these securities. However, the guarantees do not extend to the securities' yield or value, nor do the guarantees extend to the yield or value of the Portfolios' shares. These certificates are in most cases "pass-through" instruments, through which the holder receives a share of all interest and principal payments from the mortgages underlying the certificate, net of certain fees. See "Investment Objectives and Policies -- Mortgage-Backed Securities" in the Statement of Additional Information.

    Private Mortgage Pass-Through Securities. Private mortgage pass-through securities are structured similarly to GNMA, FNMA and FHLMC mortgage pass-through securities and are issued by originators of and investors in mortgage loans, including depository institutions, mortgage banks, investment banks and special purpose subsidiaries of the foregoing. These securities usually are backed either by GNMA, FNMA or FHLMC certificates or by a pool of fixed rate or adjustable rate mortgage loans. Securities which are backed by a pool of fixed rate or adjustable rate mortgage loans generally are structured with one or more types of credit enhancement. See "Types of Credit Enhancement" below.

    Adjustable Rate Mortgage Securities. Adjustable rate mortgage securities are pass-through mortgage securities collateralized by mortgages with adjustable rather than fixed rates (ARMs). ARMs eligible for inclusion in a mortgage pool generally provide for a fixed initial mortgage interest rate for either the first three, six, twelve, thirteen, thirty-six or sixty scheduled monthly payments. Thereafter, the interest rates are subject to periodic adjustment based on changes to a designated benchmark index.

    ARMs contain maximum and minimum rates beyond which the mortgage interest rate may not vary over the lifetime of the mortgage. In addition, certain ARMs provide for additional limitations on the maximum amount by which the mortgage interest rate may adjust for any single adjustment period. Alternatively, certain ARMs contain limitations on changes in the required monthly payment. In the event that a monthly payment is not sufficient to pay the interest accruing on an ARM, any such excess interest is added to the principal balance of the mortgage loan, which is repaid through future monthly payments. If the monthly payment for such an instrument exceeds the sum of the interest accrued at the applicable mortgage interest rate and the principal payment required at such point to amortize the outstanding principal balance over the remaining term of the loan, the excess is utilized to reduce the then outstanding principal balance of the ARM.

    Collateralized Mortgage Obligations and Multi-class Pass-Through Securities. Collateralized mortgage obligations or "CMOs" are debt obligations collateralized by mortgage loans or mortgage pass-through securities. Typically, CMOs are collateralized by GNMA, FNMA or FHLMC certificates, but also may be collateralized by whole loans or private mortgage pass-through securities (collectively, Mortgage Assets). Multi-class pass-through securities are equity interests in a trust composed of Mortgage Assets. Unless the context indicates otherwise, all references herein to CMOs include multi-class pass-through certificates. Payments of principal of and interest on the Mortgage Assets, and any reinvestment income thereon, provide the funds to pay debt service on the CMOs or make scheduled distributions on the multi-class pass-through securities. CMOs may be issued by agencies or instrumentalities of the U.S. Government, or by private originators of, or investors in, mortgage loans, including depository institutions, mortgage banks, investment banks and special purpose subsidiaries of the foregoing. The issuer of CMOs or multi-class pass-through securities may elect to be treated as a Real Estate Mortgage Investment Conduit (REMIC).

    In a CMO, a series of bonds or certificates is issued in multiple classes. Each class of CMOs, often referred to as a "tranche," is issued at a specific fixed or floating coupon rate and has a stated maturity or final distribution date. Principal prepayments on the Mortgage Assets may cause the CMOs to be retired substantially earlier than their stated maturities or final distribution dates. Interest is paid or accrues on all classes of the CMOs on a monthly, quarterly or semi-annual basis. The principal of and interest on the Mortgage Assets may be allocated among the several classes of a CMO series in a number of different ways. Generally, the purpose of the allocation of the cash flow of a CMO to the various classes is to obtain a more predictable cash flow to the individual tranches than exists with the underlying collateral of the CMO. As a general rule, the more predictable the cash flow is on a CMO tranche, the lower the anticipated yield will be on that tranche at the time of issuance relative to prevailing market yields on Mortgage-Backed securities.

    The Portfolios also may invest in, among other things, parallel-pay CMOs and Planned Amortization Class CMOs (PAC Bonds). Parallel-pay CMOs are structured to provide payments of principal on each payment date to more than one class. These simultaneous payments are taken into account in calculating the stated maturity date or final distribution date of each class, which, as with other CMO structures, must be retired by its stated maturity date or final distribution date but may be retired earlier. PAC Bonds generally require payments of a specified amount of principal on each payment date. PAC Bonds are parallel-pay CMOs with the required principal payment on such securities having the highest priority after interest has been paid to all classes.

    The Portfolios do not intend to invest in CMO residuals. The residual in a CMO structure generally represents the interest in any excess cash flow remaining after making required payments of principal of and interest on the CMOs and related administrative expenses of the issuer.

    Stripped Mortgage-Backed Securities. The Fixed Income Portfolios may also invest in mortgage pass-through securities where all or a substantial portion of the interest payments go to one class of holders (Interest Only Securities or IOs) and all or a substantial portion of the principal payments go to a second class of holders (Principal Only Securities or POs). These securities are commonly referred to as Stripped Mortgage-Backed securities or SMBS. The yields to maturity on IOs and POs are very sensitive to the rate of principal payments (including prepayments) on the related underlying Mortgage Assets, and such rate may have a material effect on yield to maturity. If the underlying Mortgage Assets experience greater than anticipated prepayments of principal, a Portfolio may not fully recoup its initial investment in IOs. Conversely, if the underlying Mortgage Assets experience less than anticipated prepayments of principal, the yield on POs could be materially adversely affected.

    In addition to SMBS issued by agencies or instrumentalities of the U.S. Government, the Fixed Income Portfolios may purchase SMBS issued by private originators of, or investors in, mortgage loans, including depository institutions, mortgage banks, investment banks and special purpose subsidiaries of the foregoing. Privately issued SMBS will be deemed illiquid for purposes of the 15% limitation on illiquid securities. See "Illiquid Securities" below. The determination whether a particular U.S. Government issued SMBS is liquid will be made by the Adviser under guidelines established by the Board of Directors.

   Asset-Backed Securities

    The securitization techniques used to develop Mortgage-Backed securities are also applied to a broad range of other assets. Through the use of trusts and special purpose corporations, various types of assets, primarily automobile and credit card receivables and home equity loans, are being securitized in pass-through structures similar to the mortgage pass-through structures described above or in a pay-through structure similar to the CMO structure. Other types of assets being securitized include loans to finance boats, recreational vehicles, mobile homes and manufactured housing; computer, copier, railcar and medical equipment leases; student and commercial loans; and trade, health care and franchise receivables. In general, the collateral supporting Asset-Backed securities is of shorter maturity than mortgage loans and is less likely to experience substantial prepayments. As with Mortgage-Backed securities, Asset-Backed securities are often backed by a pool of assets representing the obligations of a number of different parties and use similar credit enhancement techniques. See "Types of Credit Enhancement" below.

    The market for certain types of Asset-Backed securities is relatively new and untested. Certain Asset-Backed securities may have a limited secondary market and may be subject to restrictions on transferability. Any Asset-Backed security that cannot be disposed of within seven days and in the usual course of business without taking a reduced price will be deemed illiquid for purposes of the 15% limitation on illiquid securities. See "Illiquid Securities" below. The determination whether a particular Asset-Backed security is liquid will be made by the Adviser under guidelines established by the Board of Directors.

    New instruments and variations of existing Mortgage-Backed securities and Asset-Backed securities continue to be developed. The Portfolios may invest in any such instruments or variations as may be developed to the extent consistent with their investment objectives and policies and applicable regulatory requirements.

    Different types of Asset-Backed Securities and the assets supporting such securities may be subject to additional restrictions, and may be affected be economic, legal and other changes, unique to such securities and assets. For example, a recent legislative proposal to limit credit card interest rates had a significant adverse effect on the market for credit card receivables.

   Types of Credit Enhancement

    Mortgage-Backed securities and Asset-Backed securities are often backed by a pool of assets representing the obligations of a number of different parties. To lessen the effect of failures by obligors on underlying assets to make payments, those securities may contain elements of credit support, which fall into two categories: (i) liquidity protection and (ii) protection against losses resulting from ultimate default by an obligor on the underlying assets. Liquidity protection refers to the provision of advances, generally by the entity administering the pool of assets, to ensure that the receipt of payments on the underlying pool occurs in a timely fashion. Protection against losses resulting from default ensures ultimate payment of the obligations on at least a portion of the assets in the pool. This protection may be provided through guarantees, insurance policies or letters of credit obtained by the issuer or sponsor from third parties, through various means of structuring the transaction or through a combination of such approaches. The Portfolios will not pay any additional fees for credit support, although the existence of credit support may increase the price of a security.

    Examples of credit support arising out of the structure of the transaction include "senior-subordinated securities" (multiple class securities with one or more classes subordinate to other classes as to the payment of principal thereof and interest thereon, with the result that defaults on the underlying assets are borne first by the holders of the subordinated class), creation of "reserve funds" (where cash or investments, sometimes funded from a portion of the payments on the underlying assets, are held in reserve against future losses) and "overcollateralization" (where the scheduled payments on, or the principal amount of, the underlying assets exceeds that required to make payment of the securities and pay any servicing or other fees). The degree of credit support provided for each issue is generally based on historical information respecting the level of credit risk associated with the underlying assets. Delinquencies or losses in excess of those anticipated could adversely affect the return on an investment in such issue.

   Risk Factors Relating to Mortgage-Backed and Asset-Backed Securities

    The yield characteristics of Mortgage-Backed and Asset-Backed securities differ from traditional debt securities. Among the major differences are that interest and principal payments are made more frequently, usually monthly, and that principal may be prepaid at any time because the underlying mortgage loans or other assets generally may be prepaid at any time. As a result, if a Portfolio purchases such a security at a premium, a prepayment rate that is faster than expected will reduce yield to maturity, while a prepayment rate that is slower than expected will have the opposite effect of increasing yield to maturity. Alternatively, if the Portfolio purchases these securities at a discount, faster than expected prepayments will increase, while slower than expected prepayments will reduce, yield to maturity. The Fixed Income Portfolios may invest a portion of their assets in

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derivative Mortgage-Backed securities such as Stripped Mortgage-Backed securities, which are highly sensitive to changes in prepayment and interest rates. The Adviser will seek to manage these risks (and potential benefits) by diversifying its investments in such securities and through hedging techniques.

    Although the extent of prepayments on a pool of mortgage loans depends on various economic and other factors, as a general rule prepayments on fixed rate mortgage loans will increase during a period of falling interest rates and decrease during a period of rising interest rates. Accordingly, amounts available for reinvestment by the Portfolios are likely to be greater during a period of declining interest rates and, as a result, likely to be reinvested at lower interest rates than during a period of rising interest rates. Asset-Backed securities, although less likely to experience the same prepayment rates as Mortgage-Backed securities, may respond to certain of the same factors influencing prepayments, while at other times different factors will predominate. Mortgage-Backed securities and Asset-Backed securities may decrease in value as a result of increases in interest rates and may benefit less than other fixed income securities from declining interest rates because of the risk of prepayment.

    Asset-Backed securities present certain risks that are not presented by Mortgage-Backed securities. Primarily, Asset-Backed securities do not have the benefit of the same security interest in the related collateral. Credit card receivables are generally unsecured and the debtors are entitled to the protection of a number of state and federal consumer credit laws, many of which give such debtors the right to set off certain amounts owed on the credit cards, thereby reducing the balance due. Most issuers of Asset-Backed securities backed by automobile receivables permit the servicers of such receivables to retain possession of the underlying obligations. If the servicer were to sell these obligations to another party, there is a risk that the purchaser would acquire an interest superior to that of the holders of the related Asset-Backed securities. In addition, because of the large number of vehicles involved in a typical issuance and technical requirements under state laws, the trustee for the holders of Asset-Backed securities backed by automobile receivables may not have a proper security interest in all of the obligations backing such receivables. Therefore, there is the possibility that recoveries on repossessed collateral may not, in some cases, be available to support payments on these securities.

    Different types of Asset-Backed securities and the assets supporting such securities may be subject to additional restrictions, and may be affected by economic, legal and other changes, unique to such securities and assets. For example, a recent legislative proposal to limit credit card interest rates had a significant adverse effect on the market for credit card receivables.

   Corporate Debt Securities

    Corporate Debt securities include securities issued by corporations and other entities, including bonds and debentures (which are long-term), notes (which may be short- or long-term), certificates of deposit (unsecured borrowings by banks), bankers' acceptances (indirectly secured borrowings to facilitate commercial transactions) and commercial paper (short-term unsecured notes). These securities may have adjustable or fixed rates of interest and may be secured or unsecured by assets of the issuer or another party. Adjustable rate corporate debt securities may have interest rate caps and floors but such corporate debt securities are not subject to prepayment risk other than through contractual call provisions, which generally impose a penalty for prepayment during all or a portion of the period such securities are outstanding. Fixed rate debt securities may also be subject to call provisions. Corporate Debt securities are subject to the bankruptcy risk of the issuer. The Trust believes that the high quality securities it purchases will tend to reduce such risks. Several of the Portfolios may purchase corporate debt securities rated at the time of investment no lower than BBB- by S&P or Baa3 by Moody's. The rating of a corporate debt security may change over time, as S&P and Moody's monitor and evaluate the ratings assigned to corporate debt securities on an ongoing basis. As a result, corporate debt securities held by a Portfolio could receive a higher rating (which would tend to increase their value) or a lower rating (which would tend to decrease their value) during the time that they are owned by the Portfolio. If a security owned by a Portfolio is downgraded below either BBB- by S&P or Baa3 by Moody's, the Adviser will monitor such security and determine whether to sell it based on the factors it considers relevant such as size of the investment, whether a loss or gain will result, relative risk to the Portfolio, depth of the trading market or any other relevant factors. The Portfolio expects that under normal market conditions no more than 5%, if any, of a Portfolio's assets will consist of securities whose ratings have been downgraded below BBB- by S&P or Baa3 by Moody's. The Fixed Income Portfolios will consider whether to retain or dispose of a bond whose rating drops below the minimum ratings applicable to such Portfolios. The Fixed Income Portfolios are not restricted in the amount they may invest in any of the securities described in this section.

   Foreign Securities

    The Global Fixed Income Portfolio will invest up to 100% of its total assets in foreign securities, including Mortgage-Backed securities and Asset-Backed securities issued by foreign entities. The Portfolio may invest in obligations issued or guaranteed by one or more foreign governments or any of their political subdivisions, agencies or instrumentalities that are determined by the Adviser to be of comparable quality to the other obligations in which the Portfolio may invest. Such securities also include debt obligations of supranational entities. Supranational entities include international organizations designated or supported by governmental entities to promote economic reconstruction or development and international banking institutions and related government agencies. Examples are the International Bank for Reconstruction and Development (the World Bank), the European Coal and Steel Community, the Asian Development Bank and the InterAmerican Development Bank. Supranational entities do not have taxing authority and, therefore, in order to meet interest and principal payments, are dependent upon their members' continued support. The percentage of The Global Fixed Income Portfolio's assets invested in securities issued by foreign governments will vary depending on the relative yields of such securities, the economic and financial markets of the countries in which the investments are made and the interest rate climate of such countries.

    The Global Fixed Income Portfolio may also invest in Corporate Debt securities of foreign companies and in obligations of foreign banks, bank holding companies and other financial institutions that, at the date of investment, have assets in excess of $1 billion. Under normal market conditions, The Global Fixed Income Portfolio's assets will include securities of issuers in at least three countries, one of which countries may be the United States. For defensive purposes the Portfolio may invest from time to time in only U.S. securities. The Adviser has limited experience in investing in foreign securities.

    Investments in foreign securities involve certain risks not ordinarily associated with investments in securities of domestic issuers. Such risks include fluctuations in foreign exchange rates, future political and economic developments, and the possible imposition of exchange controls or other foreign governmental laws or restrictions. With respect to certain countries, there is the possibility of expropriation of assets, confiscatory taxation, political or social instability or diplomatic developments which could adversely affect investments in those countries.

    There may be less publicly available information about a foreign company than about a U.S. company, and foreign companies may not be subject to accounting, auditing and financial reporting standards and requirements comparable to or as uniform as those of U.S. companies. Foreign securities markets (other than Japan), while growing in volume, have, for the most part, substantially less volume than U.S. markets, and securities of many foreign companies are less liquid and their prices more volatile than securities of comparable U.S. companies. Transaction costs on foreign securities markets are generally higher than in the United States and settlement procedures are often not as regularized as in the United States. There is generally less government supervision and regulation of exchanges, brokers and issuers than there is in the United States. The Global Fixed Income Portfolio may have greater difficulty taking appropriate legal action with respect to foreign investments in foreign courts than with respect to domestic issuers in U.S. courts.

    Dividend and interest income from foreign securities will generally be subject to withholding taxes by the country in which the issuer is located, and The Global Fixed Income Portfolio will not be able to pass through to its stockholders foreign tax credits or deductions with respect to these taxes.

   Floating Rate, Inverse Floating Rate and Index Obligations

    The Fixed Income Portfolios may invest in debt securities with interest payments or maturity values that are not fixed, but float in conjunction with (or inversely to) an underlying index or price. These securities may be backed by U.S. Government or corporate issuers, or by collateral such as mortgages. In certain cases, a change in the underlying index or price may have a leveraging effect on the periodic coupon payments, creating larger possible swings in the prices of such securities than would be expected when taking into account their maturities alone. The indices and prices upon which such securities can be based include interest rates, currency rates and commodities prices.

    Floating rate securities pay interest according to a coupon which is reset periodically. This reset mechanism may be formula based, or reflect the passing through of floating interest payments on an underlying collateral pool. The coupon is usually reset daily, weekly, monthly, quarterly or semi-annually, but other schedules are possible. Floating rate obligations generally exhibit a low price volatility for a given stated maturity or average life because their coupons adjust with changes in interest rates. If their underlying index is not an interest rate, or the reset mechanism lags the movement of rates in the current market, greater price volatility may be experienced.

    Inverse floating rate securities are similar to floating rate securities except that their coupon payments vary inversely with an underlying index by use of a formula. Inverse floating rate securities tend to exhibit greater price volatility then other floating rate securities. Because the changes in the coupon are usually negatively correlated with changes in overall interest rates, interest rate risk and price volatility on inverse floating rate obligations can be high, especially if leverage is used in the formula. Each Fixed Income Portfolio does not intend to invest more than 10% of its total assets in inverse floating rate securities.

    Index securities pay a fixed rate of interest, but have a maturity value that varies by formula, so that when the obligation matures a gain or loss is realized. The risk of index obligations depends on the volatility of the underlying index, the coupon payment and the maturity of the obligation.

   Illiquid Securities

    The Fixed Income Portfolios may invest up to 15% of their net assets in securities for which there are legal or contractual restrictions on resale or for which there is no readily available market or other illiquid securities. Illiquid securities include restricted securities of corporate and other issuers, privately stripped securities, repurchase agreements having maturities of more than seven days, and certain hedging instruments. Such securities may experience limitations on resale that may have an adverse effect on the marketability of portfolio securities. A mutual fund may not be able to dispose of illiquid securities promptly or at reasonable prices. The board of directors has adopted procedures pursuant to the guidelines of the SEC that permits the Adviser to determine whether restricted securities issued pursuant to Rule 144A under the Securities Act of 1933 are liquid for purposes of this limitation. Nevertheless, Rule 144A securities may be subject to a greater possibility of becoming illiquid than registered securities due to changing market or other factors. Trust purchases may increase the level of illiquidity and institutional buyers may become disinterested in purchasing such securities. See "Investment Objectives and Policies-Illiquid Securities" in the Statement of Additional Information.

OTHER INVESTMENT STRATEGIES

   Hedging

    The Fixed Income Portfolios may enter into various interest rate transactions, purchase and sell futures contracts and purchase and sell (or write) exchange-listed and over-the-counter put and call options on securities and futures contracts, and The Global Fixed Income Portfolio may enter into foreign exchange transactions (collectively, Hedging Transactions). Hedging Transactions may be used to attempt to protect against possible changes in the market value of a Portfolio's securities resulting from trends in the debt securities markets, to protect a Portfolio's unrealized gains on its securities, to facilitate the sale of such securities, to manage the duration of the Portfolios, to establish a position in the securities markets as a temporary substitute for purchasing particular securities or, in the case of The Global Fixed Income Portfolio, to protect against changes in the relative values of foreign currencies and the U.S. dollar. Any or all of these techniques may be used at any time, and there is no particular strategy that requires use of one technique rather than another. Use of any Hedging Transaction is a function of market conditions. The ability of the Portfolios to hedge successfully will depend on the Adviser's ability to predict pertinent market movements, which cannot be assured. The Hedging Transactions that the Portfolios may use are described below.

    Interest Rate Transactions. Among the Hedging Transactions into which the Fixed Income Portfolios may enter are interest rate swaps and the purchase or sale of interest rate caps and floors. The Portfolios expect to enter into these transactions primarily to preserve a return or spread on a particular investment or portion of their respective portfolios, as a duration management technique or to protect against an increase in the price of securities a Portfolio anticipates purchasing at a later date. The Portfolios intend to use these transactions as a hedge and not as a speculative investment.

    Interest rate swaps involve the exchange by a Portfolio with another party of their respective commitments to pay or receive interest, e.g., an exchange of floating rate payments for fixed rate payments. The purchase of an interest rate cap entitles the purchaser, to the extent that a specified index exceeds a predetermined interest rate, to receive payments of interest on a notional principal amount from the party selling such interest rate cap. The purchase of an interest rate floor entitles the purchaser, to the extent that a specified index falls below a predetermined interest rate, to receive payments of interest on a notional principal amount from the party selling such interest rate floor. See "Investment Objectives and Policies-Other Investment Strategies-Interest Rate Transactions" in the Statement of Additional Information.

    Futures Contracts. In connection with their hedging and other risk management strategies, the Fixed Income Portfolios may enter into contracts for the purchase or sale for future delivery (futures contracts) of debt securities, aggregates of debt securities or indices or prices thereof, and other financial indices, to hedge the value of their portfolio securities that might result from a change in interest rates. The Portfolios will engage in such transactions only for bona fide hedging, risk management, duration management and other portfolio management purposes, in each case, in accordance with the rules and regulations of the Commodity Futures Trading Commission.

    Calls on Securities and Futures Contracts. In order to reduce fluctuations in net asset value, the Fixed Income Portfolios may sell or purchase call options (calls) on U.S. Government securities, Mortgage-Backed securities, Corporate Debt securities and Eurodollar instruments and related futures on such securities. A call option gives the purchaser of the option the right to buy, and obligates the seller to sell, the underlying security or futures contract at the exercise price at any time or at a specified time during the option period. The purchase of a call gives a Portfolio the right to buy a security at a fixed price. A call sold by a Portfolio exposes the Portfolio during the term of the option to possible loss of opportunity to realize appreciation in the market price of the underlying security and may require the Portfolio to hold a security which it might otherwise have sold. All such calls sold by a Portfolio must be "covered" as long as the call is outstanding (i.e., a Portfolio must segregate the securities or futures contract subject to the call or other liquid assets).

    Puts on Securities and Futures Contracts. Each Fixed Income Portfolio may purchase put options (puts) that relate to U.S. Government securities, Mortgage-Backed securities, Corporate Debt securities and Eurodollar instruments (whether or not it holds such securities in its portfolio) or futures on such securities. The Portfolios may also sell puts on U.S. Government securities, Mortgage-Backed securities, Corporate Debt securities and Eurodollar instruments and related futures on such securities if a Portfolio's contingent obligations on such puts are covered by segregated assets consisting of cash or liquid debt securities having a value not less than the exercise price. A Portfolio will not sell puts if, as a result, more than 50% of the Portfolio's assets would be required to be segregated to cover its potential obligations under its hedging and other investment transactions. In selling puts, there is a risk that a Portfolio may be required to buy the underlying security at a disadvantageous price.

    Eurodollar Instruments. The Fixed Income Portfolios may make investments in Eurodollar instruments. Eurodollar instruments are U.S. dollar-denominated futures contracts or options thereon which are linked to the London Interbank Offered Rate (LIBOR), although foreign currency denominated instruments are available from time to time. Eurodollar futures contracts enable purchasers to obtain a fixed rate for the lending of funds and sellers to obtain a fixed rate for borrowings. The Portfolios intend to use Eurodollar futures contracts and options thereon to hedge against changes in LIBOR, to which many interest rate swaps are linked. The use of these instruments is subject to the same limitations and risks as those applicable to the use of the interest rate futures contacts and options thereon described under "Futures Contracts", "Calls on Securities and Futures Contracts" and "Puts on Securities and Futures Contracts" above.

    Currency Transactions. The Global Fixed Income Portfolio may, although it does not expect to do so to any significant degree, engage in currency transactions in order to hedge the value of foreign currencies against the U.S. dollar, including forward currency contracts, exchange traded currency futures and options and currency swaps. A forward currency contract involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract.

    The Global Fixed Income Portfolio's dealings in foreign exchange transactions will be limited to hedging involving either specific transactions or portfolio positions. Transaction hedging is the purchase or sale of foreign currency with respect to specific receivables or payables of the Portfolio, which will generally arise in connection with the purchase or sale of its portfolio securities. Position hedging is the sale of foreign currency with respect to portfolio security positions denominated or generally quoted in that currency.

    The Global Fixed Income Portfolio may not position a hedge with respect to a particular foreign currency to an extent greater than the aggregate market value (at the time of making such sale) of the securities held in its portfolio denominated or generally quoted in or currently convertible into that currency. If the Portfolio enters into a position hedging currency transaction, the Portfolio's custodian or subcustodian will segregate cash or U.S. Government or other liquid high-grade debt securities having a value that is not less than the value of the Portfolio's total assets committed to the consummation of the transaction.

    Foreign currency hedge transactions may limit potential gain from a positive change in the relationship between currencies. Unanticipated changes in currency prices may result in poorer overall performance for the Portfolio than if it had not engaged in such transactions.

    The Global Fixed Income Portfolio also engages in foreign currency transactions on a spot basis in connection with the investment of cash balances held by the Portfolio outside the United States. The purpose of these cash balances is to provide liquidity for operations. The Portfolio normally expects to invest its cash balances primarily in bank accounts or similar investments denominated in foreign currencies in lieu of dollar-denominated bank accounts or investments. This should permit the Portfolio to profit from declines in the value of the dollar during periods when the dollar is declining relative to the foreign currencies in which its cash balances are invested. There is, however, no guarantee that the Adviser will correctly anticipate currency fluctuations. Accordingly, if the Portfolio's cash balances are maintained in investments denominated in foreign currencies during periods when the value of the dollar is appreciating relative to those foreign currencies, the Portfolio will experience losses. The Portfolio will also incur service charges in connection with each currency conversion.

    Further Information on Hedging Transactions. Appendix C and the Statement of Additional Information under "Investment Objectives and Policies-Other Investment Strategies-Options and Futures Transactions" contains further information about the characteristics, risks and possible benefits of Hedging Transactions and the Fixed Income Portfolios' other policies and limitations relating to investments in futures and options. The principal risks relating to the use of futures, options and other Hedging Transactions are: (a) less than perfect correlation between the prices of the instrument and the market value of the securities in a Portfolio; (b) possible lack of a liquid secondary market for closing out a position; (c) losses resulting from interest rate or currency exchange movements not anticipated by the Adviser; and (d) the obligation to meet additional variation margin or other payment requirements.

   Borrowing

    The Fixed Income Portfolios may borrow from banks and enter into reverse repurchase agreements or dollar rolls up to 33 1/3% of the value of their respective total assets (computed at the time the loan is made) to take advantage of investment opportunities. See "Reverse Repurchase Agreements and Dollar Rolls" below. The Portfolios may pledge up to 33 1/3% of their respective total assets to secure these borrowings. If a Portfolio's asset coverage for borrowings falls below 300%, the Portfolio will take prompt action to reduce its borrowings. If a Portfolio borrows to invest in securities, any investment gains made on the securities in excess of interest paid on the borrowing will cause the net asset value of the shares to rise faster than would otherwise be the case. On the other hand, if the investment performance of the additional securities purchased fails to cover their cost (including any interest paid on the money borrowed) to the Portfolio, the net asset value of the Portfolio's shares will decrease faster than would otherwise be the case. This is a speculative characteristic known as "leverage". The Portfolios are also authorized to borrow an additional 5% of their respective total assets without regard to the foregoing limitations for temporary purposes such as clearance of portfolio transactions and share redemptions.

   Reverse Repurchase Agreements and Dollar Rolls

    The Fixed Income Portfolios may use reverse repurchase agreements and dollar rolls as part of their investment strategy. Reverse repurchase agreements involve sales by a Portfolio of assets concurrently with an agreement by the Portfolio to repurchase the same assets at a later date at a fixed price. During the reverse repurchase agreement period, the Portfolio continues to receive principal and interest payments on these assets.

    The Fixed Income Portfolios may also enter into dollar rolls in which the Portfolio sells securities for delivery in the current month and simultaneously contracts to repurchase substantially similar (same type and coupon) securities on a specified future date from the same party. During the roll period, the Portfolio forgoes principal and interest paid on the securities. The Portfolio is compensated by the difference between the current sales price and the forward price for the future purchase (often referred to as the "drop") as well as by the interest earned on the cash proceeds of the initial sale.

    Each Portfolio will establish a segregated account with the Custodian in which it will maintain cash, U.S. Government securities or other liquid high-grade debt obligations at least equal in value to its obligations in respect to reverse repurchase agreements and dollar rolls. Reverse repurchase agreements and dollar rolls involve the risk that the market value of the securities retained by a Portfolio may decline below the price of the securities the Portfolio has sold but is obligated to repurchase under the agreement. In addition, in the event the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, a Portfolio's use of the proceeds of the agreement may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Portfolio's obligation to repurchase the securities.

    Reverse repurchase agreements and dollar rolls are speculative techniques involving leverage and are considered borrowings by the Portfolios for purposes of the percentage limitations applicable to borrowings. See "Borrowing" above.

   When-issued and Delayed Delivery Securities and Forward Commitments

    From time to time, the Fixed Income Portfolios may purchase securities on a when-issued or delayed delivery basis or may purchase or sell securities on a forward commitment basis. When such transactions are negotiated, the price is fixed at the time of the commitment, but delivery and payment can take place a month or more after the date of the commitment. The securities purchased are subject to market fluctuation and no interest accrues to the Portfolio during this period. While the Portfolios will only purchase securities on a when-issued, delayed delivery or forward commitment basis with the intention of acquiring the securities, the Portfolios may sell the securities before the settlement date, if it is deemed advisable. At the time a Portfolio makes the commitment to purchase securities on a when-issued or delayed delivery basis, the Portfolio will record the transaction and thereafter reflect the value, each day, of such security in determining the net asset value of the Portfolio. At the time of delivery, the value of the securities may be more or less than the purchase price. An increase in the percentage of a Portfolio's assets committed to the purchase of securities on a when-issued, delayed delivery or forward commitment basis may increase the volatility of a Portfolio's net asset value. At the time a Portfolio enters into a transaction on a when-issued or forward commitment basis, a segregated account consisting of cash, U.S. Government securities or other liquid high-grade debt securities equal to at least 102% of the value of the when-issued or forward commitment securities will be established and maintained with the Custodian. Subject to this requirement, a Portfolio may purchase securities on such basis without limit.

   Short Sales

    The Fixed Income Portfolios may only make short sales of securities "against-the-box". A short sale is a transaction in which a Portfolio sells a security it does not own in anticipation that the market price of that security will decline. The Portfolios expect to make short sales both as a form of hedging to offset potential declines in long positions in similar securities and in order to maintain portfolio flexibility. In a short sale "against-the-box", at the time of the sale, the Portfolio owns or has the immediate and unconditional right to acquire the identical security at no additional cost. When selling short "against-the-box", the Trust foregoes an opportunity for capital appreciation in the security.

   Repurchase Agreements

    The Portfolios may enter into repurchase agreements, which may be viewed as a type of secured lending, and which typically involve the acquisition of debt securities from a selling financial institution such as a bank, savings and loan association or broker-dealer. The repurchase agreement provides that the Portfolio will sell back to the institution, and that the institution will repurchase, the underlying security at a specified price and at a fixed time in the future, usually not more than seven days from the date of purchase. The repurchase agreement will at all times be fully collateralized by the institution in an amount at least equal to the repurchase price, including accrued interest earned on the underlying securities. The collateral will be maintained in a segregated account and will be valued daily. As the value of the collateral declines, the seller will deposit additional collateral. If the seller defaults and the value of the collateral securing the repurchase agreement declines or, in some cases, if the seller fails financially, the Portfolio may incur a loss. See "Investment Objectives and Policies-Other Investment Strategies-Repurchase Agreements" in the Statement of Additional Information.

   Lending of Portfolio Securities

    Consistent with applicable regulatory requirements, a Portfolio may lend up to 33 1/3% of its portfolio securities to brokers, dealers and other financial institutions, provided that such loans are callable at any time by the Portfolio (subject to certain notice provisions), and are at all times secured by cash or U.S. Government securities which are at least equal to the market value, determined daily, of the loaned securities. The Portfolio continues to receive the income on the loaned securities while at the same time earning interest on the loan or on the cash amounts deposited as collateral, which will be invested in short-term obligations. The Portfolio may incur a loss, however, if the seller defaults and the value of the loaned securities exceeds the value of the collateral or, in some cases, if the borrower fails financially. See "Investment Objectives and Policies-Other Investment Strategies-Securities Lending" in the Statement of Additional Information.

   Investment Restrictions

    The Statement of Additional Information contains, under the heading "Investment Restrictions", specific enumerated investment restrictions which govern the investments of each Portfolio. Those investment restrictions so designated and the investment objectives of each Portfolio are "fundamental policies" of the Trust, which means that they may not be changed without a majority vote of stockholders of the affected Portfolio. Except for the investment objectives and those restrictions specifically identified as fundamental, all investment policies and practices described in this Prospectus and in the Statement of Additional Information are not fundamental, meaning that the Board of Directors may change them without stockholder approval.

    The fundamental restrictions applicable to all Portfolios include (i) a prohibition on purchasing any security (other than a U.S. Government security) if as a result (a) with respect to 75% of its total assets, more than 5% of the Portfolio's total assets would be invested in the securities of a single issuer or (b) 25% or more of a Portfolio's total assets would be invested in the securities of issuers in a particular industry, and (ii) a prohibition on purchasing more than 10% of all outstanding voting securities of any one issuer.

   Portfolio Turnover

    The Portfolios have no fixed policy with respect to portfolio turnover. The Portfolios do not expect to trade in securities for short-term gain. The Adviser expects that, under normal circumstances, each Fixed Income Portfolio's annual turnover rate will not exceed 150%. The portfolio turnover rate is calculated by dividing the lesser of sales or purchases of portfolio securities by the average monthly value of the Portfolio's securities, excluding securities having a maturity at the date of purchase of one year or less. While a Portfolio will pay commissions in connection with its options and futures transactions, the other securities in which the Portfolios invest are generally traded on a "net" basis with dealers acting as principals for their own account without a stated commission. Nevertheless, high portfolio turnover may involve correspondingly greater brokerage commissions and other transaction costs which will be borne directly by the Portfolios. The Adviser will monitor the tax status of the Portfolios under the Internal Revenue Code during period in which the annual turnover rate of the Portfolios exceeds 100%. To the extent that increased portfolio turnover results in sales at a profit of securities held less than three months, a Portfolio's ability to qualify as a "regulated investment company" under the Internal Revenue Code may be affected. See "Portfolio Transactions and Brokerage" in the Statement of Additional Information.

                            MANAGEMENT OF THE TRUST

    The Board of Directors, in addition to reviewing the actions of the Adviser and the Distributor, as set forth below, decides upon matters of general policy. Additional information about the Directors and officers of the Trust may be found in the Statement of Additional Information under the heading "Directors and Officers".

INVESTMENT ADVISER

    BlackRock Financial Management Inc. (formerly, BlackRock Financial Management L.P.) is the Trust's investment adviser (the "Adviser") and is compensated monthly by the Portfolios for its services in an amount equal to the following percentages of each Portfolio's average daily net asset value on an annualized basis: .25% for The Money Market Portfolio, .30% for The Short Duration Portfolio and .35% for all other Portfolios. Pursuant to the Investment Advisory Agreement with the Trust, the Adviser manages the investment operations of the Trust. See "Management of the Trust-The Investment Advisory Agreement" in the Statement of Additional Information.

    The Adviser is a Delaware limited corporation with offices at 345 Park Avenue, New York, New York 10154. On February 28, 1995, BlackRock Financial Management L.P. sold its business to PNC Bank N.A., the twelfth largest bank in the U.S. At the time of the sale, the Adviser changed from a limited partnership to a corporation and accordingly, changed the name from BlackRock Financial Management L.P. to BlackRock Financial Management Inc. All members of the Adviser's senior management team have signed long-term employment contracts with PNC and will continue to be responsible for managing the day-to-day affairs of the Adviser, including carrying out its responsibilities with respect to the Trust and its various portfolios. The Adviser is registered as an investment adviser under the Investment Advisers Act of 1940.

    The Adviser's employees include several individuals with extensive experience in creating, evaluating and investing in a broad range of U.S. fixed-income securities. Prior to co-founding BlackRock Financial Management L.P., from July 1976 to March 1988, Mr. Fink, the Chairman and Chief Executive Officer of the Adviser, was employed by The First Boston Corporation where he had been a Managing Director since January 1979. At First Boston, he was a member of the Management Committee and co-head of its Taxable Fixed Income Division. He also managed the Financial Futures and Fixed Income Options Department and the Mortgage and Real Estate Products Group. Mr. Schlosstein, co-founder of BlackRock Financial Management L.P., was employed by Shearson Lehman Brothers Inc. from February 1981 to March 1988 and became a Managing Director in August 1984. At Shearson Lehman, he was co-head of the Mortgage and Savings Institutions Group. Messrs. Fink and Schlosstein, along with other members of the Adviser, were instrumental in many of the major innovations in these securities markets, including the creation of the fixed and floating rate CMOs, Asset-Backed securities and the senior-subordinated mortgage pass-through.

    The Adviser provides asset management services with respect to high quality fixed income instruments, including U.S. Treasury securities, Mortgage-Backed securities, municipal obligations, corporate bonds and hedging products. Scott Amero, a partner of BlackRock Financial Management Inc., is responsible for the day-to-day management of the Portfolios. Mr. Amero has managed the Portfolios since their inception and has been employed by BFM as a portfolio manager since 1990. Prior to joining BlackRock in 1990, Mr. Amero was a vice president in Fixed Income Research at The First Boston Corporation. BFM, however, applies a team approach to portfolio management and several BlackRock professionals, including Robert Kapito and Keith Anderson, limited partners of BFM, are responsible for the longer-term strategies and major transactions for the Portfolios. The Adviser currently serves as the investment adviser to individual and institutional fixed income investors in the United States and overseas through several funds and separately managed accounts with combined total assets in excess of $25 billion.

    In addition to the Trust, the Adviser serves as adviser to 25 closed-end funds. Certain features of these closed-end funds are provided in the following table:

                                                                TERM:                  PRIMARY                     NET ASSETS
                                 STOCK EXCHANGE                YEAR OF                PORTFOLIO               (DECEMBER 31, 1994)
                                  TICKER SYMBOL                MATURITY              COMPOSITION                 (IN MILLIONS)
                                  -------------                --------              -----------                 -------------
Taxable BlackRock Trusts:*
The BlackRock Income
    Trust Inc.    . . . . . . .        BKT                   None-Perpetual   Mortgage-Backed Securities              $448
The BlackRock North American
    Government Income Trust Inc.       BNA                   None-Perpetual   Canadian Securities and
                                                                              Mortgage-Backed Securities              $348
The BlackRock 1998 Term
    Trust Inc.    . . . . . . .        BBT                        1998        Mortgage-Backed Securities              $526
The BlackRock 1999 Term
    Trust Inc.  . . . . . . . .        BNN                        1999        Mortgage-Backed Securities              $182
The BlackRock Target Term . . .
    Trust Inc.    . . . . . . .        BTT                        2000        Mortgage-Backed Securities and          $860
                                                                              Zero Coupon Securities
The BlackRock 2001 Term
    Trust Inc.    . . . . . . .        BLK                        2001        Mortgage-Backed Securities            $1,143
The BlackRock Strategic Term
    Trust Inc.    . . . . . . .        BGT                        2002        Mortgage-Backed Securities              $467
The BlackRock Investment Quality
    Term Trust Inc.   . . . . .        BQT                        2004        Mortgage-Backed Securities and          $302
                                                                              Corporate Debt Securities
The BlackRock Advantage Term
    Trust Inc.    . . . . . . .        BAT                        2005        Mortgage-Backed Securities and           $86
                                                                              Zero Coupon Securities
The BlackRock Broad Investment
    Grade 2009 Term Trust Inc.         BCT                        2009        Corporate Debt Securities,               $35
                                                                              Mortgage-Backed Securities and
                                                                              Asset-Backed Securities
------------

* The Adviser also acts as investment adviser to BlackRock Asset Investors ("BAI"), BlackRock Fund Investors I ("BFI I"), BlackRock Fund Investors II ("BFI II") and BlackRock Fund Investors III ("BFI III"). As of December 31, 1994, BAI and BFI I, II and III had no assets. Upon funding, BAI primarily will invest in commercial and residential mortgage-backed securities and BFI I, II and III primarily will invest in shares of BAI. The term of each fund is seven years, subject to two one-year extensions pursuant to certain terms and conditions.

Tax-Exempt BlackRock Trusts:
The BlackRock California Investment
    Quality Municipal Trust Inc.       RAA                   None-Perpetual   California Municipal Obligations         $12
The BlackRock Florida Investment
    Quality Municipal Trust   .        RFA                   None-Perpetual   Florida Municipal Obligations            $13
The BlackRock New Jersey Investment
    Quality Municipal Trust Inc.       RNJ                   None-Perpetual   New Jersey Municipal Obligations         $11
The BlackRock New York Investment
    Quality Municipal Trust Inc.       RNY                   None-Perpetual   New York Municipal Obligations           $15
The BlackRock Investment Quality
    Municipal Trust Inc.    . .        BKN                   None-Perpetual   Municipal Obligations                   $197
The BlackRock Municipal Target
    Term Trust Inc.   . . . . .        BMN                        2006        Municipal Obligations                   $453
The BlackRock California Insured
    Municipal 2008 Term Trust Inc.     BFC                        2008        California Municipal Obligations        $142
The BlackRock Florida Insured
    Municipal 2008 Term Trust          BRF                        2008        Florida Municipal Obligations           $121
The BlackRock Insured Municipal
    2008 Term Trust Inc.    . .        BRM                        2008        Municipal Obligations                   $378
The BlackRock New York Insured
    Municipal 2008 Term Trust Inc.     BLN                        2008        New York Municipal Obligations          $155
The BlackRock Insured Municipal
    Target Term Trust Inc.    .        BMT                        2010        Municipal Obligations                   $252

    The Adviser also serves as adviser to eight open-end portfolios which are also series of the Trust. These portfolios include The Investment Grade Multi-Sector Mortgage Securities Portfolio, and the Multi-Sector Mortgage Securities Portfolios II-VIII. The Adviser serves as investment sub-adviser to five open-end funds, The BlackRock Government Income Trust, Dean Witter Premier Income Trust, Accessor Funds, Inc. Mortgage Securities Portfolio, the Frank Russell Trust and The Shearson Lehman Brothers Adjustable Rate Government Income Fund, that invest primarily in "AAA" credit quality mortgage-backed and asset-backed securities. The Adviser serves as the investment adviser to six offshore funds: BFM Fund for Fannie Mae Mortgage Securities; BFM Freddie Mac Mortgage Securities Fund; BFM Mortgage Performance Fund; BFM LIBOR Mortgage Fund; Gemini I; and BSY Financial Corporation. In addition, the Adviser serves as the investment sub-adviser to an offshore fund SBC Government Bond Portfolio
- U.S. 1-3 Years. Each of these offshore funds invests primarily in U.S. Mortgage-Backed Securities.

DISTRIBUTOR

    Provident Distributors, Inc., an affiliate of PNC, acts as the Trust's distributor (the "Distributor"). The Trust has adopted a Distribution and Stockholder Servicing Plan (the "Plan") pursuant to Rule 12b-1 under the Investment Company Act. The Plan permits the Adviser to pay a fee to the Distributor, which in turn is authorized to make payments to securities dealers with which the Distributor may enter into solicitation fee agreements. The Distributor may also use a portion of the fee it receives under the Plan to compensate institutions who perform support services that would otherwise be performed by the Administrator or its agents. The purpose of the Plan is to promote distribution of the Trust's shares and to enhance the provision of stockholder services. The Trust is not required or permitted under the Plan to make payments over and above its investment advisory fee; the Plan merely permits the reallocation of a portion of the advisory fee the Adviser receives to pay for distribution related and stockholder servicing activities. See "Distribution and Stockholder Servicing Plan" in the Statement of Additional Information.

EXPENSES

    The Portfolios are responsible for the payment of certain fees and expenses including, among others, the following: (i) advisory fees; (ii) the fees of unaffiliated Directors; (iii) the fees of the Trust's Administrator, Custodian and Transfer and Dividend Disbursing Agent; (iv) the fees of the Trust's legal counsel and independent accountants; (v) brokerage commissions incurred in connection with portfolio transactions; (vi) all taxes and charges of governmental agencies; (vii) the reimbursement of organizational expenses; and (viii) expenses related to stockholder communications, including all expenses of stockholders' and Board of Directors' meetings and of preparing, printing and mailing reports, proxy statements and prospectuses to stockholders. The expenses were .57% and .55% of net assets for The Short Duration Portfolio and The Core Fixed Income Portfolio, respectively, for the period ended June 30, 1994.

                                NET ASSET VALUE

    The net asset value per share of each Fixed Income Portfolio is determined by subtracting from the value of the assets of a Portfolio the amount of its liabilities, and dividing the remainder by the number of outstanding shares of the Portfolio. The Board of Directors has fixed the specific time of day for the computation of the Portfolios' net asset value to be as of 4:00 p.m., New York time. Portfolio securities are valued based on market quotations or, if not readily available, at fair value as determined in good faith under procedures established by the Trust's Board of Directors.

    The Money Market Portfolio seeks to maintain a net asset value of $1.00 per share for purchases and redemptions. To do so, The Money Market Portfolio uses the amortized cost method of valuing its securities pursuant to Rule 2a-7 under the Investment Company Act. There can be no assurance that The Money Market Portfolio will be able to maintain a stable net asset value of $1.00 per share. For further information regarding the amortized cost method, see "Net Asset Value" in the Statement of Additional Information.

    Each Portfolio will compute its net asset value once daily on days that the New York Stock Exchange is open for trading, except on days on which no orders to purchase, sell or redeem shares have been received. The New York Stock Exchange is closed on the following holidays: New Year's Day, Washington's Birthday, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

                       PURCHASE AND REDEMPTION OF SHARES

HOW TO PURCHASE SHARES

    The shares of the Portfolios are currently offered to pension and profit sharing plans, employee benefit trusts, financial institutions, corporations, and individuals. Shares of a Portfolio may be purchased at net asset value without a sales charge. The minimum initial investment is $500,000, although the Fund may in its discretion accept subscriptions for a lesser amount.

    An account may be opened by completing and signing a Client Registration Form and mailing it to The BFM Institutional Trust Inc. at the following address: P.O. Box 8318, Boston, Massachusetts 02266-8318.

    Purchases of shares may be made by wiring Federal funds to the Trust's Transfer Agent on any day on which the Portfolio computes its net asset value. Normally, payments for such shares should be received by the Transfer Agent no later than 12:00 noon, New York time. Before wiring Federal funds, the investor must first telephone the Transfer Agent at 1-800-336-6986. On the telephone the following information will be requested: name of authorized person; stockholder name; stockholder account number; name of Portfolio; amount being wired; and wiring bank name. Purchase orders will be effected at the net asset value next determined after receipt of a proper order and payment of Federal funds, and dividends will commence accruing on that day.

   Other Purchase Information

    Purchases of a Portfolio's shares will be made in full and fractional shares. In the interest of economy and convenience, certificates for shares will generally not be issued.

    The Trust reserves the right, in its sole discretion, to suspend the offering of shares of the Portfolios or to reject purchase orders when, in the judgment of management, such suspension or rejection is in the best interests of the Trust; to waive the minimum initial investment of certain investors; and to redeem shares if information provided in the Client Registration Form should prove to be incorrect in any material manner (e.g., in a manner such as to render the stockholder ineligible to purchase shares of the Trust). Shares will not be offered or sold in any jurisdiction to any person to whom it would be unlawful to make such offer or sale in such jurisdiction.

    Shares of a Portfolio may be purchased by customers of broker-dealers or other financial intermediaries (service agents) which have established a stockholder servicing relationship with the Trust on behalf of their customers. Service agents may impose additional or different conditions on the purchase or redemption of Portfolio shares by their customers and may charge their customers transaction, account or other fees on the purchase and redemption of Portfolio shares. Each service agent is responsible for transmitting to its customers a schedule of any such fees and information regarding any additional or different conditions regarding purchases and redemptions. Stockholders who are customers of service agents should consult their service agent for information regarding these fees and conditions.

HOW TO REDEEM SHARES

    Each Portfolio will redeem its shares at the net asset value next determined following receipt of a proper request, and dividends will not accrue after that day. Each Portfolio accepts telephone requests from any investor for wire redemption. The Portfolios and the Transfer Agent will not be liable for following telephone instructions reasonably believed to be genuine. In this regard, the Portfolios and the Transfer Agent require personal identification information before accepting a telephone redemption. If the Portfolios or their Transfer Agent fail to use reasonable procedures, the Portfolios might be liable for losses due to fraudulent instructions. Redemptions may be made by calling the Trust's Transfer Agent at 1-800-336-6986, by facsimile, or by other wire communication. No charge is made for redemptions. Shares redeemed may be worth more or less than the purchase price of the shares, depending on the market value of the investment securities held by the particular Portfolio at the time of redemption.

    If a proper redemption request is received prior to 12:00 noon, New York time, on any day on which the Portfolio computes its net asset value, payment of the redemption price will ordinarily be wired to the stockholder's bank on the next business day. If the request is received after 12:00 noon, New York time, payment will ordinarily be wired to the stockholder's bank within two business days. Redemption proceeds will be sent by wire only to the bank named on the stockholder's application form. A stockholder may change the wire instructions on the application form by writing to the Transfer Agent with an appropriate signature guarantee. The Trust may suspend the right of redemption or postpone the payment date at times when the New York Stock Exchange is closed, or during certain other periods as permitted under the federal securities laws.

    Subject to applicable regulatory requirements, the Trust reserves the right to pay any redemption price by a distribution in kind of securities held by a Portfolio in lieu of cash. It is highly unlikely that shares would ever be redeemed in kind. If shares are redeemed in kind, however, the redeeming stockholder should expect to incur transaction costs upon the disposition of the securities received in the distribution.

EXCHANGE PRIVILEGE

    Shares of a Portfolio may be exchanged for shares of any other Portfolio based on the respective net asset values of the shares involved. An exchange order is treated the same as a redemption followed by a purchase. Investors who wish to make exchange requests should telephone the Trust's Transfer Agent at 1-800-336-6986.

    The Client Registration Form provides that neither the Trust nor the Transfer Agent will be liable for any loss for following instructions, including telephone exchange or redemption instructions, believed to be genuine and in accordance with the procedures in this Prospectus. As a result, stockholders will bear the risk of any loss associated with such instructions, including any fraudulent instructions. The staff of the Securities and Exchange Commission is currently considering the propriety of such a provision.

REPORTS TO STOCKHOLDERS

    The Trust will send to its stockholders semi-annual and annual reports and may send periodic reports more frequently. The reports include a discussion of the performance of the Portfolios and a comparison of the performance of the Portfolios to their respective benchmarks. The financial statements appearing in annual reports are audited by independent accountants.

    In order to avoid duplicate mailing and printing expenses, the Trust will provide one semi-annual and annual stockholder report and one annual prospectus per investor. Stockholders may request additional copies of such reports or prospectuses without charge by calling 1-800-336-6986 or by writing to the Trust at P.O. Box 8318, Boston, Massachusetts 02266-8318.

STOCKHOLDER INQUIRIES

    Stockholder inquiries should be addressed to the Trust at P.O. Box 8318, Boston, Massachusetts 02266-8318, or by telephone, at 1-800-336-6986.

                       TAXES, DIVIDENDS AND DISTRIBUTIONS

    Each Portfolio will be treated as a separate taxable entity for federal income tax purposes. Each Portfolio intends to elect to qualify and to remain qualified as a regulated investment company under Subchapter M of the Internal Revenue Code. So long as the Portfolios continue to so qualify, they will not be subject to federal income taxes on their net investment income and capital gains, if any, that they distribute to stockholders. Any undistributed income may be subject to tax, including a 4% excise tax on certain undistributed income of a regulated investment company that does not distribute to stockholders in a timely manner at least 98% of its income. All dividends out of net investment income, together with distributions of net short-term capital gains, will be taxable as ordinary income to stockholders whether or not reinvested. Any net long-term capital gains distributed to stockholders will be taxable as such to stockholders, whether or not reinvested and regardless of the length of time shares have been held. The Portfolios expect to declare dividends daily of their net investment income payable monthly and make distributions at least annually of any net capital gains.

    The Global Fixed Income Portfolio may incur foreign income taxes to the extent that it invests in foreign securities. Certain of these taxes may be credited to stockholders.

    Under U.S. Treasury Regulations, each Portfolio is required to withhold and remit to the U.S. Treasury 31% of dividend and capital gain income and redemption proceeds on the accounts of those stockholders who fail to furnish their tax identification numbers on IRS Form W-9 (or IRS Form W-8 in the case of certain foreign stockholders) with the required certifications regarding the stockholder's status under the federal income tax laws.

    Dividends and distributions will be paid in additional Portfolio shares, based on the net asset value on the payment date or such other date as the Directors may determine, unless the stockholder elects in writing not less than five business days prior to the payment date to receive such dividends and distributions in cash. Such election should be submitted to the Transfer Agent. However, if it is determined that the U.S. Postal Service cannot properly deliver Trust mailings to the stockholder, the Trust will terminate the stockholder's election to receive dividends and other distributions in cash. Thereafter, the stockholder's subsequent dividends and other distributions will be automatically reinvested in additional shares of the Portfolio until the stockholder notifies the Trust in writing of his or her correct address and requests in writing that the election to receive dividends and other distributions in cash be reinstated. The Trust will notify each stockholder after the close of the Trust's taxable year both of the dollar amount and the taxable status of that year's dividends and distributions. Stockholders are urged to consult their own tax advisers regarding specific questions as to federal, state or local taxes.

    The tax discussion set forth above is included for general information only. For additional information, see "Taxes, Dividends and Distributions" in the Statement of Additional Information. Prospective investors should consult their own tax advisers concerning the federal, state, local and foreign tax consequences to them of an investment in the Portfolios.

                              GENERAL INFORMATION

PERFORMANCE INFORMATION

    From time to time the Portfolios may advertise their "yield", "effective yield" and "total return". These figures will be based on historical earnings, may fluctuate substantially and are not intended to indicate future performance.

    The "yield" of the Fixed Income Portfolios refers to the income generated by an investment in a Portfolio over a one-month or 30-day period. This income is then "annualized"; that is, the amount of income generated by the investment during that 30-day period is assumed to be generated each 30-day period for 12 periods and is shown as a percentage of the investment. The income earned on the investment is also assumed to be reinvested at the end of the sixth 30-day period. The "total return" of the Fixed Income Portfolios shows how much an investment in a Portfolio would have increased (decreased) over a specified period of time (i.e., one, five or ten years or since inception of the Portfolio) assuming that all distributions and dividends by the Portfolio were reinvested on the reinvestment dates during the period and less all recurring fees. Total return does not take into account any federal, state or local income taxes that may be payable upon redemption.

    The "yield" of The Money Market Portfolio refers to the income generated by an investment in The Money Market Portfolio over a seven-day period (which period will be stated in the advertisement). This income is then annualized. That is, the amount of income generated by the investment during that week is assumed to be generated each week over a 52-week period and is shown as a percentage of the investment. The "effective yield" is calculated similarly, but, when annualized, the income earned by an investment in The Money Market Portfolio is assumed to be reinvested. The effective yield will be slightly higher than the yield because of the compounding effect of this assumed reinvestment.

    The Trust may include comparative performance information in advertising or marketing the Portfolios' shares. Such performance information may include data from Lipper Analytical Services, Inc., other industry publications, business periodicals, rating services and market indices. See "Performance Information" in the Statement of Additional Information.

DESCRIPTION OF SHARES

    The Trust was organized as a Maryland corporation on November 27, 1991, and currently consists of sixteen separately managed portfolios. The Trust is authorized to issue 2 billion shares of capital stock, $.0001 par value, in one or more classes or series. The Fixed Income Portfolios are each authorized to issue 100 million shares of capital stock, and The Money Market Portfolio is authorized to issue 1 billion shares of capital stock. In addition to the Portfolios, the Trust consists of the following series: the Investment Grade Multi-Sector Mortgage Securities Portfolio and the Multi-Sector Mortgage Securities Portfolios II-VIII. The Board of Directors is empowered by the Articles of Incorporation to issue additional classes or series of shares and to increase or decrease the number of authorized shares of the Trust or any class or series thereof.

    Each share of a Portfolio represents an equal proportionate interest in the Portfolio with each other share of that Portfolio. Shares entitle their holders to one vote per share. Shares have non-cumulative voting rights, do not have preemptive or subscription rights and are transferable. Pursuant to the Investment Company Act, stockholders are required to approve the adoption of any investment advisory agreement, any plan of distribution under Rule 12b-1 and any changes in fundamental investment policies.

    If the Trust does not hold annual meetings of stockholders, it will abide by Section 16(c) of the Investment Company Act which provides that the Directors will call a meeting of stockholders for the purpose of voting on the question of the removal of a Director if so requested in writing by the holders of 10% or more of a Portfolio's outstanding shares and will assist such stockholders in communicating with the other stockholders. Directors may be removed by vote of a majority of the outstanding shares of a Portfolio.

    To provide the initial capital of the Trust, the Adviser has purchased 10,000 shares of The Short Duration Portfolio for an aggregate purchase price of $100,000. These shares were acquired for investment purposes and the Adviser has no present intention of selling such shares.

ADMINISTRATOR, CUSTODIAN AND TRANSFER AND DIVIDEND DISBURSING AGENT

    State Street Bank and Trust Company (State Street), 1776 Heritage Drive, North Quincy, Massachusetts, serves as Administrator to the Trust pursuant to an administration agreement. State Street receives an annual fee equal to .08% of each Portfolio's net asset value up to $75 million, .06% of the next $75 million and .04% in excess of $150 million, subject to certain minimum requirements. State Street also serves as Custodian for the Trust's portfolio securities and cash and as Transfer Agent for the Trust's shares and, in those capacities, maintains certain books and records for the Trust. State Street also acts as dividend disbursing agent for the Trust. State Street's mailing address is P.O. Box 1713, Boston, Massachusetts 02105.

VALIDITY OF THE SHARES

    The validity of the shares offered hereby will be passed on for the Trust by Miles & Stockbridge, Baltimore, Maryland. Certain other matters have been passed on for the Trust by Skadden, Arps, Slate, Meagher & Flom, New York, New York. Such counsel have relied, as to matters of Maryland law, on the opinion of Miles & Stockbridge.

EXPERTS

    Deloitte & Touche LLP, New York, New York, has been selected as the independent auditors for the Trust and in that capacity audits the Portfolios' annual financial statements.

ADDITIONAL INFORMATION

    This Prospectus, including the Statement of Additional Information which has been incorporated by reference herein, does not contain all the information set forth in the Registration Statement filed by the Trust with the SEC under the Securities Act of 1933. Copies of the Registration Statement may be obtained at a reasonable charge from the SEC or may be examined, without charge, at the office of the SEC in Washington, D.C.

                                   APPENDIX A

                              PORTFOLIO BENCHMARKS

    Merrill Lynch 1-3 Year Treasury Index. The Merrill Lynch 1-3 Year Treasury Index is comprised of all U.S. Treasury notes and bonds having a remaining maturity of between 1.0 and 2.99 years and bearing a coupon equal to or greater than 4.25%. As of December 31, 1994, the index contained 57 distinct issues with a combined market value of $76 billion. It had a duration of 1.66 years as of that date.

    Merrill Lynch 3-5 Year Treasury Index. The Merrill Lynch 3-5 Year Treasury Index is comprised of all U.S. Treasury notes and bonds having a remaining maturity of between 3.0 and 4.99 years and bearing a coupon equal to or greater than 4.25%. As of December 31, 1994, the index contained 40 distinct issues with a combined market value of $438 billion. It had a duration of 3.34 years as of that date.

    Lehman Brothers Aggregate Index. The Lehman Brothers Aggregate Index is made up of the Lehman Brothers Government/Corporate Bond Index, the Lehman Brothers Mortgage-Backed Securities Index and the Lehman Brothers Asset-Backed Securities Index and is intended to be representative of the investment grade, publicly issued, fixed-rate, U.S. fixed income market. These indices include Fixed-rate debt issues rated investment grade or higher by Moody's Investors Service, Inc. (Moody's), Standard & Poor's Corporation (S&P) or Fitch Investor's Service. All issues have at least one year to maturity and an outstanding par value of $100 million for U.S. Government issues and $50 million for all others. The Lehman Brothers Government/Corporate Bond Index includes the Lehman Brothers Government Bond Index and the Lehman Brothers Corporate Bond Index. The Government Bond Index is described below. The Corporate Bond Index includes all publicly issued, fixed-rate, non-convertible investment grade domestic corporate debt, as well as Yankee bonds, which are dollar denominated, Securities and Exchange Commission registered, public, non-convertible debt obligations issued or guaranteed by foreign sovereign governments, municipalities or governmental or international agencies. The Mortgage-Backed Securities Index is comprised of all fixed-rate securities backed by mortgage pools of the GNMA, FNMA and FHLMC. Graduated Payment Mortgages (GPMs) are included, but Graduated Equity Mortgages (GEMs) are not. The Asset-Backed Securities Index includes all publicly issued, non-callable fixed-rate asset-backed securities (excluding subordinated tranches) backed by automobile, credit card and fixed-rate home equity loans. At December 31, 1994, the Aggregate Index was comprised of 4,854 issues with a market value of $3.9 trillion. It had a duration of 4.67 years as of that date. On a market value basis, the Government, Corporate, Mortgage-Backed and Asset-Backed Indices accounted for 53.85%, 16.03%, 28.89% and 1.23% of the Aggregate Index, respectively.

    Salomon Brothers Mortgage Index. The Salomon Brothers Mortgage Index is composed of all agency pass-throughs and FHA and GNMA project loans with a final maturity of at least one year and a minimum amount outstanding of $200 million per coupon. At December 31, 1994, the Salomon Brothers Mortgage Index had a market value of $4 billion in 4,877 different issues. It had a duration of 5.03 years as of that date.

    Lehman Brothers Government Bond Index. The Lehman Brothers Government Bond Index is made up of all public obligations of the U.S. Treasury, U.S. Government agencies and quasi-governmental corporations, and corporate debt guaranteed by the U.S. Government. At December 31, 1994, the Lehman Brothers Government Bond Index contained 1,041 issues with a market value of $2.1 trillion. It had a duration of 4.60 years as of that date.

                                   APPENDIX B

                    CORPORATE BOND, MORTGAGE-BACKED SECURITY
                          AND COMMERCIAL PAPER RATINGS

CORPORATE BONDS AND MORTGAGE-BACKED SECURITIES

    Moody's. Bonds rated Aa by Moody's are judged by Moody's to be of high quality by all standards. Together with bonds rated Aaa (Moody's highest rating), they comprise what are generally known as high-grade bonds. Aa bonds are rated lower than Aaa bonds because margins of protection may not be as large as those of Aaa bonds, or fluctuations of protective elements may be of greater amplitude, or there may be other elements present which make the long-term risks appear somewhat larger than those applicable to Aaa securities. Bonds that are rated A by Moody's possess many favorable investment attributes and are to be considered as upper medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment some time in the future. Bonds rated Baa by Moody's are considered by Moody's to be medium-grade obligations (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Baa bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

    S&P. Bonds rated AA by S&P are judged by S&P to have a very strong capacity to pay interest and repay principal and differ only in a small degree from issues rated AAA. Bonds rated AAA have the highest rating assigned by S&P, and the capacity to pay interest and repay principal is extremely strong. Bonds rated A by S&P have a strong capacity to pay interest and repay principal, although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions. Bonds rated BBB by S&P are regarded by S&P as having an adequate capacity to pay interest and repay principal. Whereas BBB bonds normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than in higher rated categories.

    The process of determining ratings for Mortgage-Backed securities by Moody's and S&P includes consideration of the credit quality of the underlying collateral, including any credit support providers, structural and legal aspects associated with the securities, and the likelihood that the payment stream on the mortgage pool is adequate to make payments that investors are entitled to under the securities. Neither of such ratings represents an assessment of the likelihood that principal prepayments will be made by mortgagors or the degree to which such prepayments may differ from that originally anticipated, nor does it address the possibility that investors may suffer a lower than anticipated yield or that investors in such securities may fail to recoup fully their initial investment due to prepayments.

COMMERCIAL PAPER

    Moody's. Moody's employs the Prime rating for investment grade senior short-term debt obligations. Issuers within the Prime category are given ratings 1, 2 or 3, depending on the relative strengths of certain factors. Issuers rated Prime-1, the highest category, have a superior ability for repayment which will often be evidenced by many of the following characteristics: (1) leading market positions in well established industries;
(2) high rates of return on funds employed; (3) conservative capitalization structure with moderate reliance on debt and ample asset protection; (4) broad margins in earnings coverage of fixed financial charges and high internal cash generation; and (5) well established access to a range of financial markets and assured sources of alternative liquidity.

    S&P. Ratings are graded into four categories, ranging from A for the highest quality obligations to D for the lowest. Issues rated A are regarded as having the greatest capacity for timely payment. Issues in this category are further refined with the designations 1, 2 and 3 to indicate the relative degree of safety. Issues rated A-1, the highest category, have a strong degree of safety regarding timely payment.

                                   APPENDIX C

           GENERAL CHARACTERISTICS AND RISKS OF HEDGING TRANSACTIONS

PUT AND CALL OPTIONS

    A put option gives the purchaser of the option the right to sell and the writer the obligation to buy the underlying security at the exercise price during the option period. The purchase of a put option on a debt security would generally be designed to protect a Portfolio's holdings in a security against a substantial decline in market value. A call option gives the purchaser of the option the right to buy and the writer the obligation to sell the underlying security at the exercise price during the option period. The purchase of a call option on a security would generally be intended to protect the Portfolio against an increase in the price of a security that it intended to purchase in the future. The Portfolio may also write put and call options. The premium that a Portfolio receives for writing the option will serve as a partial hedge, in the amount of the option premium, against changes in the value of the securities in its portfolio. The Portfolios are authorized to purchase exchange listed options and over-the-counter options (OTC Options). Listed options are issued by the Options Clearing Corporation (OCC), which guarantees the performance of the obligations of the parties to such options.

    Each Portfolio's ability to close out its position as a purchaser or seller of an exchange-listed put or call option is dependent upon the existence of a liquid secondary market on option exchanges. Among the possible reasons for the absence of a liquid secondary market on an exchange are: (i) insufficient trading interest in certain options; (ii) restrictions on transactions imposed by an exchange; (iii) trading halts, suspensions or other restrictions imposed with respect to particular classes or series of options or underlying securities; (iv) interruption of the normal operations on an exchange; (v) inadequacy of the facilities of an exchange or OCC to handle current trading volume; or (vi) a decision by one or more exchanges to discontinue the trading of options (or a particular class or series of options), in which event the secondary market on that exchange (or in that class or series of options) would cease to exist, although outstanding options on that exchange that had been listed by the OCC as a result of trades on that exchange would generally continue to be exercisable in accordance with their terms.

    OTC Options are purchased from or sold to dealers or financial institutions which have entered into direct agreements with the Portfolios. With OTC Options, such variables as expiration date, exercise price and premium will be agreed upon between a Portfolio and the transacting dealer, without the intermediation of a third party such as the OCC. If the transacting dealer fails to make or take delivery of the securities underlying an option it has written, in accordance with the terms of that option, the Portfolio would lose the premium paid for the option as well as any anticipated benefit of the transaction. The Portfolios will engage in OTC Option transactions only with primary United States government securities dealers recognized by the Federal Reserve Bank in New York.

     The hours of trading for options on debt securities may not conform to the hours during which the underlying securities are traded. To the extent that the option markets close before the markets for the underlying securities, significant price and rate movements can take place in the underlying markets that will not be reflected in the option markets.

FUTURES CONTRACTS AND RELATED OPTIONS

    The Portfolios may purchase and sell exchange-traded financial futures contracts or purchase and sell put and call options on such futures as a hedge against anticipated interest rate or currency changes. The sale of a futures contract creates an obligation by the Portfolio, as seller, to deliver the specific type of financial instrument called for in the contract at a specified future time for a specified price. Options on futures contracts are similar to options on securities except that an option on a futures contract gives the purchaser the right in return for the premium paid to assume a position in a futures contract (a long position if the option is a call and a short position if the option is a put).

    Typically, investment in futures contracts requires a Portfolio to deposit with a financial intermediary as security for its obligations an amount of cash or other specified debt securities which initially is 1% to 5% of the face amount of the contract (but may be higher in some circumstances) and which thereafter fluctuates on a periodic basis as the value of the contract fluctuates. Investment in options involves payment of a premium for the option without any further obligation on the part of the Portfolio. Accordingly, the daily deposit requirements in futures contracts create an ongoing greater potential financial risk than do options transactions, where the exposure is limited to the cost of the initial premium. Transactions may be settled by entering into an offsetting transaction, and are subject to the risk that the position may not be able to be closed if no offsetting transaction can be arranged.

    A Portfolio will not engage in transactions in futures contracts or related options for speculative purposes but only as a hedge against changes resulting from market conditions in the values of securities in its portfolio. In addition, the Portfolio will not enter into a futures contract or related option (except for closing transactions) if, immediately thereafter, the sum of its initial deposits and premiums on open contracts and options would exceed 5% of the Portfolio's total assets (taken at current value); provided, however, that in the case of an option that is in-the-money at the time of the purchase, the in-the-money amount may be excluded in calculating the 5% limitation. Also, assets consisting of cash, U.S. Government securities or other liquid high-grade debt obligations will be segregated with the Custodian and marked to market in an amount equal to the market value of the contract.

    Buyers and sellers of currency futures are subject to the same risks that apply to the use of futures generally. Further, settlement of a currency futures contract for the purchase of foreign currencies must occur within that foreign country. Trading options on currency futures is relatively new, and the ability to establish and close out positions on such options is subject to the maintenance of a liquid secondary market which may not occur. Currency exchange rates may fluctuate based on factors extrinsic to the domestic economy.

GENERAL RISKS OF HEDGING TRANSACTIONS

    Hedging Transactions present certain additional risks. In particular, the variable degree of correlation between price movements of hedging instruments and price movements in the position being hedged creates the possibility that losses on the hedge may be greater than gains in the value of a Portfolio's position. In addition, certain hedging instruments and markets may not be liquid in all circumstances. As a result, in volatile markets, a Portfolio may not be able to close out a transaction without incurring losses substantially greater than the initial deposit. Although the contemplated use of these instruments should tend to minimize the risk of loss due to a decline in the value of the hedged position, at the same time they tend to limit any potential gain which might result from an increase in the value of such position. Losses due to Hedging Transactions will reduce net asset value. The ability of a Portfolio to hedge successfully will depend on the Adviser's ability to predict pertinent market movements, which cannot be assured. A Portfolio's ability to enter into Hedging Transactions may be limited by the Internal Revenue Code's requirements for qualification as a regulated investment company. See "Taxes, Dividends and Distributions" in the Statement of Additional Information.

                         THE BFM INSTITUTIONAL TRUST


Supplement Dated July 10, 1995 to Prospectus Dated April 3, 1995

THE FOLLOWING INFORMATION SUPERSEDES THE DISCLOSURE AS NOTED WITH THE PAGE NUMBERS DESIGNATED BELOW.

page 5
ADMINISTRATOR, CUSTODIAN AND TRANSFER AND DIVIDEND DISBURSING AGENT PFPC, Inc. and its affiliates provide the Trust with administrative, accounting, custodial, transfer agency and disbursing services.

page 25
DISTRIBUTOR
Provident Distributions, Inc. acts as the Trust's distributor (the
"Distributor").

page 26
HOW TO PURCHASE SHARES
(Second paragraph)
     An account may be opened by completing and signing a Client Registration Form and mailing it to The BFM Institutional Trust Inc. at the following address: PFPC, Inc., 400 Bellevue Parkway, Wilmington, DE 19809, Mail Stop 400-0217, Attn: Rhonda Stanford.

     Purchase of shares may be made by wiring Federal funds to the Trust's Transfer Agent on any day on which the Portfolio computes its net asset value. Normally, payments for such shares should be received by the Transfer Agent no later than 12:00 noon, New York time. Before wiring Federal funds, the investor must first telephone the Transfer Agent at 1-800-441-7450. On the telephone the following information will be requested: name of authorized person; stockholder name; stockholder account number; name of Portfolio; amount being wired; and wiring bank name. Purchase orders will be effected at the net asset value next determined after receipt of a proper order and payment of Federal funds, and dividends will commence accruing on that day.

page 27
HOW TO REDEEM SHARES
Redemptions may be made by calling the Trust's Transfer Agent at 1-800-441-7450.

page 27
EXCHANGE PRIVILEGE
As exchange order is treated the same as a redemption followed by a purchase. Investors who wish to make exchange requests should telephone the Trust's Transfer Agent at 1-800-441-7450.

page 28
REPORTS TO STOCKHOLDERS
(second paragraph)
Stockholders may request additional copies of such reports or prospectuses without charge by calling 1-800-441-7450 or by writing to the Trust at PFPC, Inc., 400 Bellevue Parkway, Wilmington, DE 19809, Mail Stop 400-0217,
Attn: Rhonda Stanford.

page 28
STOCKHOLDER INQUIRIES
Stockholder inquiries should be addressed to the Trust at PFPC, Inc., 400 Bellevue Parkway, Wilmington, DE 19809, Mail Stop 400-0217. Attn: Rhonda Stanford or by telephone at 1-800-441-7450.

page 30
ADMINISTRATOR, CUSTODIAN AND TRANSFER AND DIVIDEND DISBURSING AGENT
     PFPC, Inc., 400 Bellevue Parkway, Wilmington, DE 19809, serves as the Administrator, Custodian and Transfer and Dividend Disbursing Agent to the Trust pursuant to an administration agreement. PFPC receives an annual fee equal to 0.14% of each Portfolio's net asset value. In its capacity as Administrator, Custodian and Transfer Agent and Dividend Disbursing Agent, PFPC maintains certain books and records for the Trust.

                          THE BFM INSTITUTIONAL TRUST


Supplement Dated August 28, 1995 to Prospectus Dated April 3, 1995

THE FOLLOWING INFORMATION SUPERSEDES THE DISCLOSURE AS NOTED WITH THE PAGE NUMBERS DESIGNATED BELOW.

page 5
ADMINISTRATOR, CUSTODIAN AND TRANSFER AND DIVIDEND DISBURSING AGENT
PFPC Inc. and its affiliates provide the Trust with administrative, accounting, custodial, transfer agency and disbursing services.

page 25
DISTRIBUTOR
Provident Distributors, Inc. acts as the Trust's distributor (the
"Distributor").

page 26
HOW TO PURCHASE SHARES
(Second paragraph)
   An account may be opened by completing and signing a Client Registration Form and mailing it to The BFM Institutional Trust Inc. at the following address: PFPC Inc., P.O. Box 8961, Wilmington, DE 19899-8961, Attn: BlackRock Account Services.

   Purchase of shares may be made by wiring Federal funds to the Trust's Transfer Agent on any day on which the Portfolio computes its net asset value. Normally, payments for such shares should be received by the Transfer Agent no later than 12:00 noon, New York time. Before wiring Federal funds, the investor must first telephone the Transfer Agent at 1-800-555-3890. On the telephone the following information will be requested: name of authorized person; stockholder name; stockholder account number; name of Portfolio; amount being wired; and wiring bank name. Purchase orders will be effected at the net asset value next determined after receipt of a proper order and payment of Federal funds, and dividends will commence accruing on that day.

page 27
HOW TO REDEEM SHARES
Redemptions may be made by calling the Trust's Transfer Agent at 1-800-555-3890.

page 27
EXCHANGE PRIVILEGE
An exchange order is treated the same as a redemption followed by a purchase. Investors who wish to make exchange requests should telephone the Trust's Transfer Agent at 1-800-555-3890.

page 28
REPORTS TO STOCKHOLDERS
(second paragraph)
Stockholders may request additional copies of such reports or prospectuses without charge by calling 1-800-555-3890 or by writing to the Trust at PFPC Inc., P.O. Box 8961, Wilmington, DE 19899-8961, Attn: BlackRock Account Services.

page 28
STOCKHOLDER INQUIRIES
Stockholder inquiries should be addressed to the Trust at PFPC Inc., P.O. Box 8961, Wilmington, DE 19899-8961, Attn: BlackRock Account Services or by telephone at 1-800-555-3890.

page 30
ADMINISTRATOR, CUSTODIAN AND TRANSFER AND DIVIDEND DISBURSING AGENT
   PFPC Inc., 400 Bellevue Pkwy., Wilmington, DE 19809, serves as the Administrator, Custodian and Transfer and Dividend Disbursing Agent to the Trust pursuant to an administration agreement. PFPC receives an annual fee equal to 0.14% of each Portfolio's net asset value. In its capacity as Administrator, Custodian and Transfer Agent and Dividend Disbursing Agent, PFPC maintains certain books and records for the Trust.